Exhibit 10.1

EIGHTH MODIFICATION AGREEMENT

THIS EIGHTH MODIFICATION AGREEMENT (this "Modification Agreement") is entered into as of October 9, 2025, by and among NORTH MILL CAPITAL LLC, a Delaware limited liability company, d/b/a SLR Business Credit ("Lender"), with a place of business at 821 Alexander Road, Suite 130, Princeton, New Jersey 08540, SPAR MARKETING FORCE, INC., a Nevada corporation ("US Borrower"), with its chief executive office located at 1910 Opdyke Court, Auburn Hills, Michigan 48326, and SPAR CANADA COMPANY, an unlimited company organized under the laws of Nova Scotia ("Canadian Borrower"), with its chief executive office located at 10 Planchet Road, Unit 21, Vaughan, Ontario L4K 2C8.

RECITALS

WHEREAS, Lender, US Borrower and Canadian Borrower entered into a Loan and Security Agreement dated as of April 10, 2019 (as amended, modified, supplemented, substituted, extended or renewed from time to time, the "Loan Agreement") which sets forth the terms and conditions of a US Revolving Credit Facility by Lender to US Borrower and a Canadian Revolving Credit Facility by Lender to Canadian Borrower; and

WHEREAS, Borrowers have requested and Lender has agreed to, among other things, amend the terms and conditions of the Loan Documents pursuant to the terms and conditions of this Modification Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto adopt the above recitals and agree as follows:

1.           Definitions. Capitalized terms used herein, but not defined herein, shall have the same meanings ascribed to such terms in the Loan Agreement. The term "Modification Agreement," as defined in the preamble to this Modification Agreement, is incorporated by reference into the Loan Agreement.

2.           Estoppel; Release. To induce Lender to enter into this Modification Agreement, each Borrower represents and warrants to Lender that it has no defenses, offsets or counterclaims regarding its Obligations under the Loan Agreement and the other Loan Documents to which it is a party. To induce Lender to enter into this Modification Agreement, each Borrower waives and releases and forever discharges Lender and its officers, directors, investors, bank group members, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against Lender or any of them arising out of or relating to the Obligations. Each Borrower further agrees to indemnify and hold Lender and its officers, directors, investors, bank group members, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including reasonable attorneys' fees) suffered by or rendered against Lender or any of them on account of any claims arising out of or relating to the Obligations, in each case, except to the extent caused by the gross negligence or willful misconduct of the indemnitee or any of its representatives.

3.           Specific Amendments to the Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages of the Loan Agreement attached as Exhibit A hereto.

4.           Notice of Events of Default and Limited Waiver.

(a)           Borrower acknowledges the existence of the following Events of Default under the Loan Agreement (the “Specified Defaults”): (i) failure of the Borrower to comply with Section 6.1 of the Loan Agreement with respect to Borrower’s delivery of a detailed aging of Accounts and a reconciliation statement and a summary aging, by vendor, of all accounts payable of Borrowers and any book overdraft; (ii) failure of the Borrower to comply with Section 6.4(a) of the Loan Agreement with respect to Borrower’s delivery of the month end financial statements and related compliance certificates for the months ending July 31, 2025 and August 31, 2025; (iii) Canadian Borrower has incurred indebtedness owing to Royal Bank of Canada in connection with corporate credit cards, in violation of Section 7.1 of the Loan Agreement; and (iv) Canadian Borrower has granted a lien to Royal Bank of Canada in cash collateral held in account number xxxxxxx8059 maintained by Canadian Borrower with Royal Bank of Canada, in violation of Section 7.1 of the Loan Agreement.

(b)           Subject to the conditions set forth below, Lender hereby waives compliance by the Borrower with respect to the Specified Defaults only. Lender’s waiver of non-compliance is limited to the specific instance of the Specified Defaults and shall not be deemed a waiver of or consent to any other failure to comply. Such waiver shall not prejudice or constitute a waiver of any right or remedies, which Lender may have or be entitled to with respect to any other breach of any of the foregoing Sections or any other provision of the Loan Agreement. The waiver is for this particular instance and shall not be construed as a waiver of any other presently existing or future Event of Default.

5.           Amended and Restated Revolving Credit Master Promissory Notes. To evidence the increase in each of the US Revolving Credit Facility, US Borrower shall execute and deliver to Lender a Sixth Amended and Restated Revolving Credit Master Promissory Note (the "Amended and Restated US Note"), which Amended and Restated US Note shall amend and restate and supersede and replace the Fifth Amended and Restated Revolving Credit Master Promissory Note dated as of October 10, 2024, made by US Borrower and payable to the order of Lender and shall not be considered a novation and shall be a Note under the Loan Agreement. To evidence the increase in each of the Canadian Revolving Credit Facility, Canadian Borrower shall execute and deliver to Lender a Fifth Amended and Restated Revolving Credit Master Promissory Note (the "Amended and Restated Canadian Note"), which Amended and Restated Canadian Note shall amend and restate and supersede and replace the Fourth Amended and Restated Revolving Credit Master Promissory Note dated as of February 1, 2023 made by Canadian Borrower and payable to the order of Lender and shall not be considered a novation and shall be a Note under the Loan Agreement.

6.           Conditions to Effectiveness of this Modification Agreement. As conditions precedent to this Modification Agreement, Borrowers shall deliver, or cause to be delivered to Lender, or Lender shall have received the following, all in form and substance satisfactory to Lender, on or before the date hereof:

(a)           This Modification Agreement, duly executed by Borrowers, together with the consent of the Guarantors attached hereto;

(b)           The Amended and Restated US Note, duly executed by US Borrower, and the Amended and Restated Canadian Note, duly executed by Canadian Borrower;

(c)           A certificate from an Authorized Officer of each Loan Party certifying (i) that the organizational documents of such Loan Party, which were certified and delivered to the Lender pursuant to officer certificates dated April 10, 2019, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, (ii) that the resolutions of such Loan Party, which were certified and delivered to the Lender pursuant to officer certificates dated April 10, 2019, continue in full force and effect and have not been terminated, amended or otherwise modified, and such resolutions authorize the execution and delivery of this Modification Agreement, and any other agreement or instruments required hereunder by Borrower and the performance by Borrower of its obligations hereunder and thereunder, and (iii) as to the names, titles and sample signature of each Authorized Officer of such Loan Party authorized to execute and deliver this Modification Agreement and all other documents, agreements and certificates on behalf of such Loan Party;

(d)           A Perfection Certificate from each Loan Party, dated on or about the date of this Modification Agreement;

(e)           Notifications to Account Debtors, duly executed and delivered by each Loan Party;

(f)           A copy of the lease entered into by SPAR Group, Inc. with respect to the real property commonly known and designated as 110 East Blvd, Suite 1600, Charlette, North Carolina; and

(g)           The Supplement No. 1 to Collateral Assignment (Security Agreement) (Trademarks), duly executed by Spar Trademarks, Inc.

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6.           Reaffirmation of Representations and Warranties. Each Borrower hereby reaffirms the representations and warranties made by it in the Loan Agreement and all of the other Loan Documents as fully andcompletely as if set forth herein at length and made anew. All of such representations and warranties are true, correct and complete as of the date hereof (except as to such representations and warranties which are made as of a specified date, in which case such representations and warranties remain true as of such date, and except as to the matters expressly waived hereunder). In addition, each Borrower represents and warrants to Lender that:

(a)           No consent or approval of, or exemption by any person is required to authorize, or is otherwise required in connection with the execution and delivery of this Modification Agreement, which has not been obtained and which remains in full force and effect;

(b)           Such Borrower has the power to execute, deliver and carry out this Modification Agreement and all documents executed in connection herewith, and this Modification Agreement and such other Loan Documents have been duly authorized by all requisite organizational action and are valid, binding and enforceable as against such Borrower in accordance with their terms; and

(c)           No material adverse change in the financial condition of such Borrower has occurred since the date of the most recent financial statements of such Borrower submitted to Lender, and the information contained in said statements and reports is true and correctly reflects the financial condition of such Borrower as of the dates of the statements and reports, and such statements and reports have been prepared in accordance with GAAP and do not contain any material misstatement of fact or omit to state any facts necessary to make the statements contained therein not misleading.

7.           Reaffirmation of Covenants; Post-Closing Covenants.

(a)

Reaffirmation: Each Borrower hereby reaffirms the affirmative and negative covenants set forth in the Loan Agreement and the other Loan Documents as fully and completely as if set forth herein at length (except as otherwise revised herein), and agrees that such covenants shall remain in full force and effect until payment in full of the Obligations.

(b)	Post-Closing:

a.

Within 30 days of the date hereof, Borrowers shall cause Royal Bank of Canada to execute and deliver a springing deposit account control agreement in favor of Lender, and in form and substance acceptable to Lender, with respect to deposit account number xxxxxxxx394-2 maintained by Canadian Borrower with Royal Bank of Canada and until such deposit account control agreement has been executed and delivered, Lender will not redirect collections it receives to such deposit account.

b.

Within 30 days of the date hereof, Borrowers shall cause Royal Bank of Canada to either (x) terminate PPSA financing statement number 795244716 filed with in the Province of Ontario, Canada, naming Canadian Borrower as debtor, and Royal Bank of Canada as secured party, or (y) execute and deliver an acknowledgement and confirmation, addressed to Lender and in form and substance acceptable to Lender, confirming that (A) the collateral covered by such financing statement is limited solely to cash collateral held in account number xxxxxxx8059 maintained by Canadian Borrower with Royal Bank of Canada and proceeds thereof, and (B) that Royal Bank of Canada does not now, and in the future will not, perfect a security interest in any of the undertaking, property or assets of Canadian Borrower, other than such cash collateral, and will not secure any other indebtedness of Canadian Borrower owed to Royal Bank of Canada other than obligations arising under corporate credit cards issued by Royal Bank of Canada.

8.           Reaffirmation of Security Interests and Liens. Each Borrower hereby confirms the security interests and liens granted by such Borrower to Lender in, to and under the Collateral in accordance with the Loan Agreement and other Loan Documents as security for its Obligations to Lender and acknowledges that such security interests shall continue unimpaired and in full force and effect. Each Borrower represents and warrants that, as of the date hereof, there are no claims, setoffs or defenses to Lender's exercise of any rights or remedies available to it as a creditor in realizing upon such assets under the terms and conditions of the Loan Agreement and the other Loan Documents and the security interests and liens in favor of Lender on such assets shall cover and secure all of such Borrower's existing and future Obligations to Lender, as increased and modified by this Modification Agreement.

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9.           Miscellaneous.

(a)           Each Borrower agrees to pay any and all fees and expenses, including reasonable counsel fees (including allocated fees of in-house counsel) incurred by Lender in connection with the preparation and execution of this Modification Agreement and all other documents executed in connection herewith.

(b)           This Modification Agreement is intended to supplement and modify the Loan Agreement and the rights and obligations of the parties under the Loan Agreement shall not in any way be vacated, modified or terminated except as herein provided. All terms and conditions contained in each and every agreement or promissory note or other evidence of indebtedness of Borrowers to Lender are incorporated herein by reference. If there is a conflict between any of the provisions heretofore entered into and the provisions of this Modification Agreement, then the provisions of this Modification Agreement shall govern. For the avoidance of doubt, the letter agreement dated on or about February 6, 2024 and titled “Confirmation of Unrestricted and Unencumbered Non-Sweeping Bank Accounts” by and among the Lender and certain of the Loan Parties is not amended by this Modification Agreement and remains in full force and effect. By entering into this Modification Agreement, Lender is not waiving any Event of Default, if any so exists, or any of its rights and remedies as a consequence thereof other than the Specified Defaults as specifically set forth in Section 4 of this Modification Agreement. Each Borrower expressly ratifies and confirms the confession of judgment and waiver of jury trial provisions contained in the Loan Documents.

(c)           This Modification Agreement will be binding upon an inure to the benefit of each Borrower and Lender and their respective successors and assigns.

(d)           This Modification Agreement may be executed and delivered in counterparts and by facsimile or other electronic delivery means, with each such counterpart and facsimile or other electronic delivery means constituting a valid, effective and enforceable agreement.

10.           CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. THE VALIDITY OF THIS MODIFICATION AGREEMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS MODIFICATION AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF MERCER, STATE OF NEW JERSEY, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE STATE OF NEW JERSEY OR AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH LOAN PARTY AND LENDER EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING UNDER THIS MODIFICATION AGREEMENT OR RELATING TO THE DEALINGS OF LOAN PARTIES AND LENDER AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement to be executed and delivered as of the day and year first above written.

SPAR MARKETING FORCE, INC., a Nevada corporation, as US Borrower

By:	/s/ William Linnane
	Name:	William Linnane
	Title:	President

SPAR CANADA COMPANY, an unlimited company organized under the laws of Nova Scotia, as Canadian Borrower

By:	/s/ William Linnane
	Name:	Name: William Linnane
	Title:	President

NORTH MILL CAPITAL LLC d/b/a SLR Business Credit

By:	/s/ Beatriz Hernandez
	Name:	Name: Beatriz Hernandez
	Title:	Executive Vice President

Signature Page to Eighth Modification Agreement

CONSENT OF GUARANTORS

Each of the undersigned guarantors (collectively, the "Guarantors") consents to the provisions of the foregoing Modification Agreement and all prior amendments (if any) to the Loan Agreement and confirms and agrees that: (a) such Guarantor's obligations under its respective guaranty dated April 10, 2019 (as amended, modified, supplemented, substituted, extended or renewed, from time to time, each a "Guaranty") relating to the Obligations mentioned in the Loan Agreement, as increased and modified by the Modification Agreement shall be unimpaired by the Modification Agreement; (b) such Guarantor has no defenses or setoffs, counterclaims, discounts, or charges of any kind against Lender, its officers, directors, investors, bank group members, employees, agents or attorneys with respect to its Guaranty; and (c) all of the terms, conditions, and covenants in its Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as amended by the Modification Agreement. Each Guarantor certifies that all representations and warranties made in its Guaranty are true and correct on the date hereof (except as to such representations and warranties which are made as of a specified date, in which case such representations and warranties remain true as of such date). Each Guarantor acknowledges and agrees that its obligations under its Guaranty include, without limitation, its guaranty of the payment and performance obligations of Borrowers under the Loan Agreement, as modified, and the Notes evidencing the same. Each Guarantor acknowledges and confirms the cross-default and cross-collateralization provisions of the Loan Agreement, as increased and modified by the Modification Agreement. Each Guarantor expressly ratifies and confirms the confession of judgment and waiver of jury trial provisions contained in the Guaranty.

[signature page follows]

WITNESS the due execution hereof as a document under seal, as of the date of this Modification Agreement, intending to be legally bound hereby.

SPAR GROUP, INC., a Delaware corporation, as a Guarantor

By:	/s/ William Linnane
	Name:	William Linnane
	Title:	President

SPAR ACQUISITION, INC., a Nevada corporation, as a Guarantor

By:	/s/ William Linnane
	Name:	William Linnane
	Title:	President

SPAR CANADA, INC., a Nevada corporation, as a Guarantor

By:	/s/ William Linnane
	Name:	William Linnane
	Title:	President

SPAR TRADEMARKS, INC., a Nevada corporation, as a Guarantor

By:	/s/ William Linnane
	Name:	William Linnane
	Title:	President

SPAR ASSEMBLY & INSTALLATION, INC., a Nevada corporation, as a Guarantor

By:	/s/ William Linnane
	Name:	William Linnane
	Title:	President

Signature Page to Consent of Guarantors to Eighth Modification Agreement

EXHIBIT A

TO EIGHTH MODIFICATION AGREEMENT

See Attached

EXHIBIT A to Eighth Amendment

to Loan and Security Agreement dated October 9, 2025

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is entered into as of April 10, 2019 by and among NORTH MILL CAPITAL LLC, a Delaware limited liability company (Lender), with an office located at 821 Alexander Road, Suite 130, Princeton, New Jersey 08540, SPAR MARKETING FORCE, INC., a Nevada corporation (US Borrower), with its chief executive office located at 1910 Opdyke Court, Auburn Hills, Michigan 48326, SPAR CANADA COMPANY, an unlimited company organized under the laws of Nova Scotia (Canadian Borrower), with its chief executive office located at 10 Planchet Road, Unit 21, Vaughan, Ontario L4K 2C8, and each of SPAR GROUP, INC., a Delaware corporation, SPAR ACQUISITION, INC., a Nevada corporation, SPAR CANADA, INC., a Nevada corporation, SPAR TRADEMARKS, INC., a Nevada corporation, and SPAR ASSEMBLY & INSTALLATION, INC., a Nevada corporation (each as a Guarantor).

The parties hereto, hereby agree as follows:

1.           DEFINITIONS AND CONSTRUCTION

1.1           Terms. Unless otherwise defined herein, as used in this Agreement, the following terms shall have the following meanings:

2024-2025 US Benchmark Advance Amount means Twenty-Four Million Dollars ($24,000,000).

Accounts means, collectively, in addition to the definition of "Account" in the Code and/or the PPSA, all presently existing and hereafter arising accounts receivable, contract rights, health-care-insurance receivables and all other forms of obligations owing to a Loan Party arising out of the sale, lease, license or assignment of goods or other property or the rendition of services by a Loan Party, whether or not earned by performance, all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by a Loan Party and all Borrower's Books relating to any of the foregoing.

Advances means all loans, advances and other financial accommodations by Lender to or on account of US Borrower or Canadian Borrower, including those under this Agreement and the other Loan Documents.

Agreement means, collectively, this Loan and Security Agreement, together with any and all exhibits, schedules, addenda or riders hereto, as each may be amended, modified, supplemented, substituted, extended or renewed from time to time.

Authorized Officer means any officer or other representative of a Borrower authorized in a writing delivered to Lender to transact business with Lender.

Borrower's Books means all of each Loan Party's books and records including all of the following: ledgers; records indicating, summarizing or evidencing such Loan Party's assets or liabilities, or the Collateral; all information relating to such Loan Party's business operations or financial condition; and all computer programs, disks or tape files, printouts, runs or other computer prepared information, whether inscribed on tangible medium or stored in an electronic or other medium and which information is retrievable in perceivable form and the goods containing such information.

Borrowers means, collectively, US Borrower and Canadian Borrower, and Borrower means any one them or each of them, as the context may require.

Business Day means any day which is not a Saturday, Sunday, or other day on which banks in the State of New Jersey are authorized or required to close.

Canadian Dollars and CDN$ mean lawful money of Canada.

Canadian Obligations means all Advances, debts, liabilities (including all interest and amounts charged to the Canadian Obligations pursuant to any agreement authorizing Lender to charge the Canadian Obligations), obligations, guaranties, covenants and duties owing by Canadian Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents or by any other agreement between Lender and Canadian Borrower, and irrespective of whether for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whenever executed, including, without limitation, contingent obligations for dishonored or returned checks or ACH transfers subject to being called back or reversed, and all interest thereon (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to Canadian Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all Lender Expenses.

Chattel Paper has the meaning ascribed to such term in the Code (whether tangible or electronic) and/or the PPSA.

Code means the New Jersey Uniform Commercial Code, as amended or revised from time to time.

Collateral means all assets of each Loan Party, whether now owned or existing, or hereafter acquired or arising, and wherever located, including, without limitation, all of the following assets, properties, rights and interests in property of such Loan Party: all Accounts, all Equipment, all Commercial Tort Claims, all General Intangibles, all Chattel Paper, all Inventory, all Negotiable Collateral, all Investment Property, all Financial Assets, all Letter-of-Credit Rights, all Supporting Obligations, all Deposit Accounts, all money or assets of such Loan Party, which hereafter come into the possession, custody, or control of Lender; all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing; any and all tangible or intangible property resulting from the sale, lease, license or other disposition of any of the foregoing, or any portion thereof or interest therein, and all proceeds thereof; and any other assets of each Loan Party which may be subject to a lien in favor of Lender as security for the Obligations; provided, however, that Collateral shall not include any equity in, financial asset respecting or asset of any Excluded Subsidiary.

Commercial Tort Claims has the meaning ascribed to such term in the Code.

Daily Balance means the amount of the US Obligations and/or the Canadian Obligations, as the case may be, owed at the end of a given day.

Deposit Account has the meaning ascribed to such term in the Code.

Dilution means, as of any date of determination, a percentage based upon the experience of the immediately prior three (3) months, that is the result of dividing the amount of (a) bad debt write-downs, discounts, advertising allowances, credits or other dilutive items with respect to the applicable Borrower's Accounts during such period, by (b) the applicable Borrower's billings with respect to Accounts during such period.

Documents has the meaning ascribed to such term in the Code.

Dollar Equivalent means, at any time, (a) as to any amount denominated in Dollars, the amount hereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars, calculated at the spot rate at which such currency may be exchanged into Dollars as determined by Oanda Corporation and made available on its website at http://www.oanda.com/currency/converter as of 4:30 p.m. (New York time) on the Business Day immediately preceding the applicable date of determination and confirmed by Lender, or, in the event Oanda Corporation ceases, for any reason, to determine and make available such spot rate, calculated at the spot rate published by Wells Fargo Bank, National Association at such time and confirmed by Lender.

Dollars and $ mean lawful money of the United States.

Effective Date means the date this Agreement becomes effective upon execution by Lender and each Loan Party.

Eighth Modification Agreement means that certain Eighth Modification Agreement, dated as of Eighth Modification Effective Date, among US Borrower, Canadian Borrower and Lender.

Eighth Modification Effective Date means October 9, 2025.

Eligible Accounts means those Accounts created by a Borrower in the ordinary course of business, which are, and at all times shall continue to be, acceptable to Lender in all respects, provided that standards of eligibility may be established and revised from time to time by Lender in Lender's exclusive judgment. In determining such acceptability and standards of eligibility, Lender may, but need not, rely on agings, reports and schedules of Accounts furnished to Lender by Borrowers, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise its standards of eligibility and acceptability at any time, as to both a Borrower's present and future Accounts. In general, an Account shall not be deemed eligible unless: (a) the Account debtor on such Account is, and at all times continues to be, acceptable to Lender and up to credit limits or standards acceptable to Lender, and (b) such Account complies in all respects with the representations, covenants and warranties set forth in this Agreement. Except in Lender's sole discretion, Eligible Accounts shall not include any of the following: (i) Accounts with respect to which the Account debtor has failed to pay within sixty (60) days of the due date, but in no event longer than ~~ninety~~one hundred twenty (~~90~~120) days of invoice date, and all Accounts owed by any Account debtor that has failed to pay fifty percent (50%) or more of its Accounts owed to a Borrower within sixty (60) days of the due date, but in no event longer than ~~ninety~~one hundred twenty (~~90~~120) days of invoice date; (ii) Accounts with respect to which the goods sold are sold on a bill and hold basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or which contain other terms by reason of which payment by the Account debtor may be conditional; (iii) Accounts with respect to which the Account debtor is not a resident of the United States or Canada unless such Accounts are supported by foreign credit insurance or a letter of credit, in both instances satisfactory in Lender's Good Faith discretion, in form and substance, to, and assigned to, Lender; (iv) Accounts with respect to which the Account debtor is the United States or any department, agency or instrumentality of the United States, any State of the United States or any city, town, municipality or division thereof unless all filings have been made under the Federal Assignment of Claims Act or comparable state or other statute; (v) Accounts with respect to which the Account debtor is Her Majesty the Queen in Right of Canada or any department, agency or instrumentality thereof, unless Lender has been granted by way of absolute assignment and as security, its right to payment of such Account pursuant to and in full compliance with, and all other steps deemed necessary by Lender have been taken under, the Financial Administration Act (Canada), or (vi) a Crown corporation, any other government or other governmental body if such Account cannot be the object of a valid first ranking lien in favor of Lender without special formalities or requirements, unless such formalities or requirements have been performed to the full satisfaction of Lender; (vii) Accounts with respect to which the Account debtor is an officer, employee or agent of, or subsidiary of, related to, affiliated with or has common officers or directors with a Borrower; (viii) Accounts with respect to (and only to the extent) which a Borrower is or may become liable to the Account debtor for goods sold or services rendered by the Account debtor to a Borrower or otherwise; (ix) Accounts with respect to an Account debtor whose total obligations to a Borrower exceed ~~twenty~~thirty percent (~~20~~30%) of all Accounts or such other percentage as Lender may agree to in writing as to a particular Account debtor (such applicable percentage being, the Concentration Percentage), to the extent such obligations exceed the applicable Concentration Percentage~~;~~, provided that (1) the Concentration Percentage with respect to Walmart Inc. shall not exceed ~~thirty~~forty percent (~~30~~40%) (rather than ~~20~~30%) and (2) ~~with respect to Canadian Borrower and its Account debtor The Clorox Company, the Concentration Percentage shall not exceed thirty percent (30%) (rather than 20%); provided further,~~ in no event shall Eligible Accounts due from Walmart Inc. exceed $~~3,000,000~~5,000,000; (x) Accounts with respect to (and only to the extent) which the Account debtor disputes liability or makes any claim with respect thereto, is subject to any insolvency proceeding, becomes insolvent, fails or goes out of business; (xi) Accounts arising out of a contract or purchase order for which a surety bond was issued on behalf of a Borrower; (xii) Accounts with respect to which Lender does not have a first priority and exclusive perfected security interest; (xiii) Accounts with respect to which the Account debtor is in a jurisdiction for which a Borrower is required to file a notice of business activities or similar report and such Borrower has not filed such report within the time period required by applicable law; (xiv) Accounts with respect to which an invoice has not been issued to the Account debtor; or (xv) Accounts which represent a progress or "milestone" billing on a contract that has not been fully completed by a Borrower.

Eligible Unbilled Account means an Account which would otherwise constitute an Eligible Account except that a Final Approved Invoice for such Account has not yet been rendered to the Account debtor and uploaded onto the Account debtor's/customer's account payable system, and specifically: such Account (a) arises from the rendition of services under a firm, non-cancellable contract with an Account debtor providing for payment based upon time expended and/or services rendered in accordance with the underlying contract and for which a Borrower has verified records or other evidence, satisfactory to Lender in its Good Faith discretion, that such services were actually rendered in accordance with the subject contract, (b) represents services rendered during a month for which only a schedule of such Account supported by satisfactory evidence to Lender has been issued with respect to the Account debtor, but where the Final Approved Invoice is to be issued to the Account debtor by no later than sixty (60) days after the date that the services were rendered (it being understood that if the Final Approved Invoice shall not be rendered to the Account debtor within 60 days of the date that the services were rendered, such otherwise Eligible Unbilled Account will, after such 60 days become ineligible), and (c) is in all other respects, acceptable to Lender in its Good Faith discretion. In addition, if (billed and unbilled) Eligible Accounts for any Account Debtor become ineligible because of the cross-aging provision set forth in clause (i) of the definition of Eligible Accounts, then all Accounts with respect to said Account debtor, including both billed and unbilled Eligible Accounts, shall be deemed ineligible.

Equipment means, collectively, in addition to the definition of "Equipment" in the Code and/or the PPSA, all of each Loan Party's present and hereafter acquired equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, motor vehicles, rolling stock, processors, tools, pans, dies, jigs, goods (other than consumer goods or farm products), together with any warranties, rights and interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located.

ERISA means the Employee Retirement Income Security Act of 1974, as amended or revised from time to time, and the regulations promulgated thereunder.

ERISA Affiliate means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which any Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1) or Section 414 of the IRC.

Event of Default means each of the events specified in Section 8.

Excluded Settlement means the Clothier Settlement, the Hogan Settlement and the Bartels Advancement Settlement (as such terms are defined in Schedule 7.1).

Excluded Subsidiary means any of the following direct or indirect subsidiaries of SGRP: (i) Resource Plus of North Florida, Inc., Mobex of North Florida, Inc., and Leasex, LLC, and their respective subsidiaries; (ii) NMS Retail Services ULC, which is an inactive Nova Scotia ULC; (iii) SPAR Group International, Inc.; (iv) SPAR FM Japan, Inc.; (v) SPAR International, Ltd~~.~~; (vi) SPAR Group International, Inc.; (vii) NMS Retail Services, ULC (viii) BDA Resources, LLC, (ix) SPAR, Inc.; (x) SPAR NMS Holdings, Inc.; (xi) SPAR Merchandising & Assembly, Inc.; (xii) SPAR Field Administration, Inc.; (xiii) each other subsidiary formed outside of the United States or Canada; and (~~vii~~xiv) any other entity in which any such subsidiary is a partner, joint venture or other equity investor.

Final Approved Invoice means the final approved and adjusted invoice for the specified period or services uploaded into an Account debtor's (customer's) accounts payable system.

~~Fourth Modification Agreement means that certain Fourth Modification Agreement, dated as of July 1, 2022 and effective as of June 30, 2022, among US Borrower, Canadian Borrower, and Lender.~~

Financial Assets has the meaning ascribed to such term in the Code and/or the PPSA.

General Intangibles means, collectively, in addition to the definition of "General intangible" in the Code and the definition of "intangible" in the PPSA, all of each Borrower's present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer discs, computer tapes, each Borrower's Books, literature, reports, catalogs, Deposit Accounts, insurance premium rebates, tax refunds and tax refund claims) other than goods and Accounts.

Good Faith means honesty in fact and the observance of reasonable commercial standards of fair dealing.

Guarantor means each entity which guarantees the Obligations, issues a validity guaranty relating to the Collateral or pledges any assets to Lender as additional security for the Obligations. For clarity, Guarantor includes (without limitation) SGRP, but does not include any Excluded Subsidiary.

Insolvency Proceeding means any proceeding commenced by or against any person or entity under any provision of the federal Bankruptcy Code, or under Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), each as amended or revised from time to time, or under any other state, provincial or federal insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions or extensions generally with its creditors.

Instruments has the meaning ascribed to such term in the Code and/or the PPSA.

Inventory means, collectively, in addition to the definition of "Inventory" in the Code and/or the PPSA, all present and future inventory in which a Loan Party has any interest, including goods held for sale or lease or to be furnished under a contract of service, each Loan Party's present and future raw materials, work in process, finished goods, tangible property, stock in trade, wares and materials used in or consumed in such Loan Party's business, goods which have been returned to, repossessed by, or stopped in transit by, such Loan Party, packing and shipping materials, wherever located, any documents of title representing any of the above, and all Borrower's Books relating to any of the foregoing.

Investment Property has the meaning ascribed to such term in the Code and/or the PPSA.

IRC means the Internal Revenue Code of 1986, as amended or revised from time to time, and the regulations promulgated thereunder.

Lender Expenses means, collectively, costs and expenses (whether taxes, assessments, insurance premiums or otherwise) required to be paid by any Loan Party under any of the Loan Documents which are paid or advanced by Lender, including filing, recording, publication, appraisal and search fees paid or incurred by Lender in connection with Lender's transactions with each Loan Party, costs and expenses incurred by Lender in the disbursement or collection of funds to or from any Borrower or its Account debtors, charges resulting from the dishonor of checks, costs and expenses incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, costs and expenses incurred by Lender in enforcing or defending the Loan Documents or otherwise exercising its rights and remedies upon the existence of an Event of Default, including, but not limited to, costs and expenses incurred in connection with any proceeding, suit, enforcement of judgment, or appeal and Lender's reasonable attorneys' fees and expenses, including allocated fees of in-house counsel, incurred in advising, structuring, drafting, reviewing, administering, amending, modifying, terminating, enforcing, defending, or otherwise representing Lender with respect to the Loan Documents or the Obligations.

Letter-of-Credit Rights has the meaning ascribed to such term in the Code.

Loan Documents means, collectively, this Agreement, any Note or Notes, any Perfection Certificate, any security agreements, pledge agreements, mortgages, deeds of trust or other encumbrances or agreements which secure the Obligations, and any other agreement entered into between a Loan Party and Lender or by a Loan Party in favor of Lender relating to or in connection with this Agreement or the Obligations, as each may be amended, modified, supplemented, substituted, extended or renewed from time to time.

Loan Parties means, collectively, Borrowers and Guarantors, and Loan Party means any of the Loan Parties.

Material Adverse Change means a material adverse effect on (a) the condition, operations, assets or business of any Borrower, (b) any Borrower's ability to pay or perform the Obligations in accordance with the terms hereof or any other Loan Document, (c) the aggregate value of the Collateral or the liens on the Collateral or

(d) the practical realization of the benefits of Lender's rights and remedies under this Agreement and the other Loan Documents.

Multiemployer Plan means a multiemployer plan as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f).

Negotiable Collateral means all of each Loan Party's present and future letters of credit, notes, drafts, Instruments, Documents, leases and Chattel Paper.

Note means any promissory note made by any Borrower to the order of Lender concurrently herewith or at any time hereafter, as the same may be amended, modified, supplemented, substituted, extended or renewed from time to time.

Obligations means, collectively, the US Obligations and the Canadian Obligations. It is the express intent of Lender and each Loan Party that all Obligations be cross-collateralized, cross-guaranteed and cross-defaulted, such that collateral and guaranties securing any of the Obligations shall secure repayment of all Obligations, and a default under any Obligation shall be a default under all Obligations.

Perfection Certificate means any perfection certificate executed by a Loan Party ~~prior to or concurrently herewith~~on or about the Eighth Modification Effective Date.

Permitted Debt means any of the following: (a) the Obligations and any subsequent indebtedness to the Lender; (b) open account trade debt incurred in the ordinary course of business; (c) intercompany advances (however characterized) owed by any Loan Party to any other Loan Party; (d) intercompany advances (however characterized) owed between Loan Parties and Excluded Subsidiaries in any Permitted Subsidiary Transfer; ~~and~~ (e) other indebtedness (including indebtedness at any one time outstanding in favor of one or more sellers of equipment to one or more Loan Parties which is secured by a purchase money security interest in the equipment sold) (i) incurred in the future in an aggregate principal amount not to exceed $250,000 at any one time outstanding, (ii) existing on the Effective Date and disclosed in Schedule 7.1, or (iii) any refinancing thereof; provided that the amount of the refinancing indebtedness is not more than the outstanding principal amount of the refinanced indebtedness and the terms of the terms of the refinancing indebtedness are no more favorable to the lender than the terms of the refinanced indebtedness~~.~~ and (f) indebtedness arising from the use of corporate credit cards in the ordinary course of business; provided, amounts incurred pursuant to this clause (f) must (i) not exceed $2,250,000 in aggregate principal indebtedness at any time outstanding and (ii) with respect to any individual charge, be repaid in full each month prior to the due date thereof.

Permitted Liens means (a) liens under the Loan Documents or otherwise arising in favor of Lender, for the benefit of itself; (b) liens imposed by law for taxes, assessments or charges of any governmental authority (i) for claims not yet due, or (ii) which are being contested in good faith by appropriate proceedings and with respect to which reserves or other appropriate provisions are being maintained in accordance with GAAP; provided that (x) the priority of such liens are subordinate to the liens in favor of Lender securing the Collateral or (y) the applicable Loan Party has obtained a bond securing payment of the lien; (c) statutory liens for sums not yet due of landlords and liens in respect of interests (including title) of lessors under the terms of any lease to which any Loan Party is a party, and of carriers, warehousemen, mechanics and/or materialmen for obligations not yet due; (d) liens arising out of deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits, statutory obligations and other similar obligations, (e) purchase money liens on hereafter acquired items of Equipment to the extent the indebtedness related thereto is permitted by this Agreement; (f) liens necessary and desirable for the operation of such person's business, provided, that with respect to this clause (f) Lender has consented to such liens in writing and the priority of such liens are subordinate to the liens in favor of Lender on the Collateral; ~~and~~ (g) zoning ordinances, easements, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of real property of Loan Parties and other title exceptions, in each case, that do not interfere in any material respect with the ordinary course of business of Loan Parties~~.~~; and (h) a lien in favor of Royal Bank of Canada on cash collateral held in account number xxxxxxx8059 maintained by SPAR Canada Company with Royal Bank of Canada with a balance, as of July 28, 2025, of CDN$47,507.91, provided however, in no event shall any Loan Party make any additional deposit to such account (other than interest earned) after July 28, 2025.

Permitted Subsidiary Transfer means (a) any payment, loan or other advance to any Excluded Subsidiary consisting of or pursuant to (i) any of the software and trademark license agreements between SPAR Trademarks, Inc. and US Borrower, as licensors, and the applicable Excluded Subsidiary as licensee, or (ii) any of the Resource Acquisition Documents existing on the Effective Date and (b) any payment, loan or other advance to any Excluded Subsidiary (each a Permitted Transfer) occurring after the Effective Date; provided that (i) no Event of Default is then continuing or would result therefrom, (ii) the aggregate outstanding amount of all Permitted Transfers after the Effective Date (after giving effect to any Transfer Repayments) does not exceed $1,500,000 at any time (the Permitted Transfer Bucket), and (iii) after giving effect to such Permitted Transfer, Borrowers shall have at least $500,000 of availability to borrow under Section 2.1. It is understood and agreed that: (A) any Excluded Subsidiary may from time to time repay the Loan Parties any sums received in connection with any Permitted Transfer and Borrowers may use such sums to repay Lender (to the extent repaid to Lender, each a Transfer Repayment); (B) each Transfer Repayment shall increase, on a dollar-for- dollar basis, the available amount of the Permitted Transfer Bucket, and any Permitted Transfer shall decrease, on a dollar-for-dollar basis, the available amount of the Permitted Transfer Bucket; and (C) Borrowers from time to time may request and use Advances to fund Permitted Transfers. Each Permitted Transfer and each Transfer Repayment shall be set forth in a certificate delivered to Lender.

Plan means any plan described in ERISA Section 3(2) maintained for employees of any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

PPSA means the Personal Property Security Act (Ontario), as amended from time to time and any legislation substituted therefor and any amendments thereto, provided that, if perfection or the effect of perfection or non-perfection or the priority of any lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a province or other jurisdiction other than Ontario, PPSA means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Prime Rate means that rate designated by Wells Fargo Bank, National Association, or any successor thereof, from time to time as its prime rate, which shall not necessarily constitute its lowest available rate.

Revolving Credit Facility means, collectively, the US Revolving Credit Facility and the Canadian Revolving Credit Facility, each as defined and provided for in Section 2.1.

~~Second Modification Agreement means that certain Second Modification Agreement, dated as of March 22, 2021 and effective as of April 1, 2021, among US Borrower, Canadian Borrower, and Lender.~~

Seventh Modification Agreement means that certain Seventh Modification Agreement, dated as of March 28, 2024, among US Borrower, Canadian Borrower and Lender.

SGRP means SPAR Group, Inc., a Delaware corporation.

Sixth Modification Agreement means that certain Sixth Modification Agreement, dated as of February 1, 2023, among US Borrower, Canadian Borrower and Lender.

Supporting Obligation has the meaning ascribed to such term in the Code.

Term means the period from the date of the execution and delivery by Lender of this Agreement through and including the later of (a) the Termination Date and (b) the payment and performance in full of the Obligations.

Termination Date means (a) October 10, ~~2025~~2027 (which represents a ~~twelve~~twenty four month extension/renewal of the initial term which would have ended on October 10, ~~2024~~2025 but for such extension with such extended period now being, the Initial Term), unless such date is extended pursuant to Section 3.1, and if so extended on one or more occasions, the last date of the last such extension, or (b) if earlier terminated by Lender pursuant to Section 9.1, the date of such termination.

US Obligations means all Advances, debts, liabilities (including all interest and amounts charged to the US Obligations pursuant to any agreement authorizing Lender to charge the US Obligations), obligations, guaranties, covenants and duties owing by US Borrower to Lender of any kind and description (whether pursuant to or evidenced by the Loan Documents or by any other agreement between Lender and US Borrower, and irrespective of whether for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whenever executed, including, without limitation, contingent obligations for dishonored or returned checks or ACH transfers subject to being called back or reversed, and all interest thereon (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any Insolvency Proceeding relating to US Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all Lender Expenses.

1.2         Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural. The words hereof, herein, hereby, hereunder and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, paragraph, clause, Exhibit or Schedule references used in this Agreement refer to the specific Section, subsection, paragraph or clause of, or Exhibit or Schedule to, this Agreement unless otherwise specified. Words importing a particular gender mean and include every other gender.

1.3           Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles (GAAP) as in effect from time to time. When used herein, the term financial statements includes the notes and schedules thereto.

1.4           Exhibits, Etc. All of the Exhibits, Schedules, addenda or riders attached to this Agreement are deemed incorporated herein by reference.

1.5           Code. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code, unless otherwise defined herein.

1.6           PPSA. Any terms used in this Agreement which are defined in the PPSA shall be construed and defined as set forth in the PPSA, unless otherwise defined herein.

2.	ADVANCES AND TERMS OF PAYMENT

2.1	Revolving Advances; Advance Limit.

(a)           Upon the request of US Borrower made at any time from and after the date hereof until the Termination Date, and so long as no Event of Default has occurred and is continuing, Lender may, in its Good Faith discretion, make Advances in Dollars to US Borrower under a revolving credit facility (the US Revolving Credit Facility) in an amount up to, so long as Dilution is less than three percent (3%), the sum of (a) up to ninety percent (90%) of the aggregate outstanding amount of Eligible Accounts of US Borrower plus (b) (i) up to eighty percent (80%) of Eligible Unbilled Accounts of US Borrower or (ii) ~~Seven~~Fifteen Million Dollars ($~~7,000,000~~15,000,000), whichever is less, minus (c) an availability reserve in the amount of $500,000; provided, however, in no event at any time shall the maximum aggregate principal amount outstanding under the US Revolving Credit Facility exceed ~~Twenty-Four~~Thirty Million ~~Five Hundred Thousand~~ Dollars ($~~24,500,000~~30,000,000) (said Dollar limit being, the US Advance Limit). Lender may create reserves against, or reduce its advance percentages based on Eligible Accounts or Eligible Unbilled Accounts of US Borrower without declaring an Event of Default if Lender determines, in its good faith discretion, that such reserves or reduction are necessary, without limitation, to protect Lender's interest in the Collateral and/or against diminution in the value of any Collateral and/or to insure that the prospect of payment or performance by US Borrower of the US Obligations to Lender are not impaired.

(b)           Upon the request of Canadian Borrower made at any time from and after the date hereof until the Termination Date, and so long as no Event of Default has occurred and is continuing, Lender may, in its Good Faith discretion, make Advances in ~~Canadian~~ Dollars to Canadian Borrower under a revolving credit facility (the Canadian Revolving Credit Facility) in an amount up to, so long as Dilution is less than three percent (3%), the Dollar Equivalent of the sum of (a) up to ninety percent (90%) of the aggregate outstanding amount of Eligible Accounts of Canadian Borrower plus (b) (i) up to eighty percent (80%) of Eligible Unbilled Accounts of Canadian Borrower or (ii) ~~Eight Hundred Thousand~~Two Million Dollars ($~~800,000~~2,000,000), whichever is less; provided, however, in no event at any time shall the maximum aggregate principal amount outstanding under the Canadian Revolving Credit Facility exceed ~~Two~~Six Million ~~Canadian~~ Dollars (~~CDN$2,000,000~~6,000,000) (said Canadian Dollar limit being, the Canadian Advance Limit). Lender may create reserves against, or reduce its advance percentages based on Eligible Accounts or Eligible Unbilled Accounts of Canadian Borrower without declaring an Event of Default if Lender determines, in its good faith discretion, that such reserves or reduction are necessary, without limitation, to protect Lender's interest in the Collateral and/or against diminution in the value of any Collateral and/or to insure that the prospect of payment or performance by Canadian Borrower of the Canadian Obligations to Lender are not impaired.

(c)           Each Borrower acknowledges that it has requested Lender to enter into an indemnification agreement in favor of PNC Bank, National Association and agrees that any sums paid by Lender to PNC Bank, National Association thereunder shall be deemed to be Advances under this Section 2.1.

2.2           Overadvances. All Advances to US Borrower shall be added to and be deemed part of the US Obligations when made and all Advances to Canadian Borrower shall be added to and be deemed part of the Canadian Obligations when made. If, at any time and for any reason, the amount of the outstanding Advances to US Borrower under the US Revolving Credit Facility exceeds the Dollar or percentage limitations contained in Section 2.1(a) or the amount of the outstanding Advances to Canadian Borrower under the Canadian Revolving Credit Facility exceeds the Dollar or percentage limitations contained in Section 2.1(b) (any such excess being, an Overadvance), the applicable Borrower shall, upon demand by Lender, immediately pay to Lender in cash, the amount of any such Overadvance. Without affecting the applicable Borrower's obligation to immediately repay to Lender the amount of each Overadvance, if such Overadvance is not cured within two (2) Business Days after Lender's delivery to the applicable Borrower of a written demand therefor, such Borrower shall pay Lender a fee (the Overadvance Fee) in an amount to be agreed upon between Lender and such Borrower, but in any event, not less than $500.00 per occurrence of an Overadvance, plus interest on such Overadvance amount at the Default Rate set forth below. Further, without affecting the applicable Borrower's obligation to immediately repay to Lender the amount of each Overadvance, all Overadvances under the US Revolving Credit Facility are deemed US Obligations, all Overadvances under the Canadian Revolving Credit Facility are deemed Canadian Obligations and all Overadvances are secured by the Collateral and guaranteed by each Guarantor under any guaranty executed in connection herewith.

2.3           Authorization to Make Advances. Lender is hereby authorized to make the Advances based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer, or, at the discretion of Lender, if such Advances are necessary to satisfy any Obligations. All requests for Advances shall specify the date on which such Advance is to be made (which day shall be a Business Day) and the amount of such Advance. Requests for Advances under the US Revolving Credit Facility received after 12:00 p.m. Eastern time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. Requests for Advances under the Canadian Revolving Credit Facility must be received no later than 12:00 p.m. Eastern time at least one Business Day prior to the requested funding date and any such requests after 12:00 p.m. Eastern time on such day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Advances made under this Agreement shall be conclusively presumed to have been made to, and at the request and for the benefit of, US Borrower or Canadian Borrower, as applicable, when deposited or otherwise disbursed in accordance with the instructions of US Borrower or Canadian Borrower, as applicable, or in accordance with the terms and conditions of this Agreement. Unless otherwise requested by US Borrower or Canadian Borrower, as applicable, all Advances shall be made by a wire transfer to the Deposit Account of the applicable Borrower designated on Schedule 2.3 or to such other account as such Borrower shall notify Lender in writing. US Borrower shall pay to Lender a funds transfer fee of $35.00 for each Advance under the US Revolving Credit Facility, which such fee shall be payable on the first (1st) calendar day of each month of the Term for all Advances made during the preceding month. Canadian Borrower shall pay to Lender a funds transfer fee of $35.00 for each Advance under the Canadian Revolving Credit Facility, which such fee shall be payable on the first (1st) calendar day of each month of the Term for all Advances made during the preceding month.

2.4           Interest.

(a)           Except where specified to the contrary in the Loan Documents, interest shall accrue on the Daily Balance at the per annum rate of one and ~~nine tenths~~one-quarter percentage points (~~1.90~~1.25%) above the Prime Rate in effect from time to time, but not less than six and three-quarters percent (6.75%) (the Applicable Rate). At the option of Lender, (i) from and after the occurrence of an Event of Default, and without constituting a waiver of any such Event of Default, and (ii) if the Obligations are not paid in full by the Termination Date, and without waiving the maturity of the Obligations on the Termination Date, the Obligations shall bear interest at the per annum rate of six percentage points (6%) above the Applicable Rate (the Default Rate). All interest payable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed on the Daily Balance. Interest as provided for herein shall continue to accrue until the Obligations are indefeasibly paid in full. ~~All interest accruing on the outstanding principal amount of the Loans and fees hereunder outstanding from time to time shall be calculated on the basis of actual number of days elapsed in a 365 or 366 day year, as applicable.~~ For the purposes of the Interest Act (Canada) and disclosure under such Act, wherever interest to be paid under this Agreement is to be calculated on the basis of any period of time that is less than a calendar year (a deemed year), such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest for the deemed year by the actual number of days in the calendar year in which the rate is to be ascertained and dividing it by the number of days in the deemed year.

(b)           The interest rate payable by Borrowers under the terms of this Agreement shall be adjusted in accordance with any change in the Prime Rate, from time to time, on the date of any such change. All interest payable by each Borrower shall be due and payable on the first (1st) day of each calendar month during the Term. Lender may, at its option, add such interest, fees and charges payable by a Borrower under the Loan Documents and all Lender Expenses to the Obligations of such Borrower, and such Obligations (as so increased by the amount of such interest, fees, charges and Lender Expenses), shall thereafter accrue interest at the rate then applicable under this Agreement. Notwithstanding anything to the contrary contained in the Loan Documents, the minimum monthly interest payable by (i) US Borrower on the Advances to US Borrower in any month shall be calculated on an average Daily Balance of Four Million Five Hundred Thousand Dollars ($4,500,000) and (ii) Canadian Borrower on the Advances to Canadian Borrower in any month shall be calculated on an average Daily Balance of ~~Five Hundred Thousand~~One Million Dollars ($~~500,000~~1,000,000).

(c)           In no event shall interest on the US Obligations or the Canadian Obligations exceed the highest lawful rate in effect from time to time. It is not the intention of the parties hereto to make an agreement which violates any applicable state or federal usury laws. In no event shall any Borrower pay, nor shall Lender accept or charge, any interest which, together with any other charges on the principal or any portion thereof, exceeds the maximum lawful rate of interest allowable under any applicable state or federal usury laws. Should any provision of this Agreement or any existing or future Notes or Loan Documents between the parties be construed to require the payment of interest or any other fees or charges that could be construed as interest, which, with any other charges upon the principal or any portion thereof and any other fees or charges that could be construed as interest, exceed the maximum lawful rate of interest, then any such excess shall be applied to the remaining principal balance of the applicable Obligations, if any, and any remainder shall be refunded to the applicable Borrower.

(d)           Notwithstanding any of the foregoing in this Section 2.4, for purposes of this Agreement, it is the intention of each Borrower and Lender that interest shall mean, and be limited to, any payment to Lender which compensates Lender for (i) the extension of credit to such Borrower and the availability to such Borrower of the applicable Revolving Credit Facility and (ii) any default or breach by such Borrower of a condition upon which such credit was extended and such Revolving Credit Facility was made available. Each Borrower and Lender agree that for the sole purpose of calculating the interest paid by such Borrower to Lender, it is the intention of such Borrower and Lender that interest shall mean and include, and be expressly limited to, any interest accrued on the aggregate outstanding Daily Balance of the applicable Obligations during the term hereof pursuant to subsections 2.4(a) and 2.4(b), any Overadvance Fee, Facility Fee (as defined below) and late fees charged to such Borrower during the term hereof. Each Borrower and Lender further agree that it is their intention that the following fees shall not constitute interest: any Servicing Fees (as defined below), any Field Examination Fees (as defined below), any attorney fees incurred by Lender, any premiums or commissions attributable to insurance guaranteeing repayment, finders' fees, credit report fees, appraisal fees or fees for document preparation or notarization. To the extent however that New Jersey law excludes from the calculation of interest any fees defined herein as interest or includes as interest any fees or other sums which are intended not to constitute interest, New Jersey law shall supersede and prevail, and all such interest shall be subject to subsection 2.4(c) above.

2.5           Collection of Accounts. Lender or Lender's designee may at any time during the continuance of an Event of Default, with or without notice to any Borrower, (a) notify customers, Account debtors or other obligors of Borrowers that the Accounts and other Collateral have been assigned to Lender and that Lender has a security interest therein and (b) collect the Accounts and other Collateral directly and add the collection costs and expenses thereof to the Obligations; provided, however, unless and until Lender takes such action or gives a Borrower other written instructions, ~~each~~(i) US Borrower shall notify all Account debtors and other obligors of such Borrower to remit payments on the Accounts and other Collateral to a lockbox to be designated by Lender, or in the case of payments to be made by wire transfer, ACH or other electronic means, to an account designated by Lender over which Lender shall have control~~. Notwithstanding the foregoing as to any Account debtor (other than The Clorox Company and Walmart Inc.) that has a Concentration Percentage of more than twenty percent (20%) as contemplated by the definition of Eligible Accounts, and if the Concentration Percentage of the Account debtor The Clorox Company or Walmart Inc. exceeds thirty percent (30%), said Account debtors may be notified of Lender's security interest in Accounts prior to the existence of an Event of Default~~ and (ii) Canadian Borrower shall collect and receive payments on such Accounts and other Collateral in a deposit account maintained by Canadian Borrower at a depository bank acceptable to Lender and at any time the aggregate amount in any such deposit account maintained by Canadian Borrower shall be equal to or greater than CDN$250,000, but in any event not less than twice per calendar week, Canadian Borrower shall convert such payments and proceeds to Dollars and remit all such amounts to an account designated by Lender over which Lender shall have control. All such payments remitted to the lockbox or made by wire transfer, ACH or other electronic means to the account designated by Lender shall then be credited to a deposit account of Lender into which remittances from Account debtors and other obligors of each Borrower and obligors of other customers of Lender may be credited. If, notwithstanding any notices that may be sent to Account debtors or other obligors of a Borrower, any Borrower obtains payment on any Account or other Collateral, including, without limitation, collections under credit card sales, such Borrower shall receive any and all such payments on Accounts and other Collateral and other proceeds (including cash) in trust for Lender and shall promptly (x) deliver said payments made in Dollars to Lender in the original form as received, together with any necessary endorsements thereof, and/or at the discretion of Lender, shall deposit said payments into a deposit account designated by, and in the name of and under the exclusive control of, Lender~~.~~ and (y) to the extent Account debtors of such Borrower make payments in Canadian dollars, such Borrower shall at any time the aggregate amount in any such deposit account maintained by Canadian Borrower shall be equal to or greater than CDN$250,000, but in any event not less than twice per calendar week, convert such payments and proceeds to Dollars and deposit said payments in Dollars into a deposit account designated by, and in the name of and under the exclusive control of, Lender.

2.6    Crediting Payments. The receipt of any item of payment by Lender for the sole purpose of determining availability under the US Revolving Credit Facility or the Canadian Revolving Credit Facility, as applicable, subject to final payment of such item, shall be provisionally applied to reduce the US Obligations or the Canadian Obligations, as applicable, on the date of receipt of such item of payment by Lender; provided however, the receipt of such item of payment by Lender for determining the Daily Balance and for all other purposes hereunder, including, without limitation, the calculation of interest on the applicable Obligations and the calculation of the Servicing Fee, shall not be deemed to have been paid to Lender until three (3) Business Days after the date of Lender's actual receipt of such item of payment. Notwithstanding anything to the contrary contained herein, payments received by Lender after 11:00 a.m. Eastern time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day.

2.7           Facility Fee. In consideration of Lender's entering into this Agreement, Borrowers shall pay to Lender an annual facility fee (the Facility Fee) as follows:

(a)           (i) For the contract (loan) year commencing October 10, ~~2023~~2025, US Borrower shall pay to Lender a Facility Fee equal to ~~eight~~six tenths of one percent (~~0.80~~0.60%) of ~~Twenty-One Million Dollars ($21,000,000)~~the 2024-2025 US Benchmark Advance Amount. One twelfth (1/12) of such Facility Fee shall be paid on ~~October 10~~ November 1, ~~2023~~2025, and the remaining amount shall be paid in installments of like amount on the first (1st) day of each month thereafter until paid in full.

(ii) In addition, US Borrower shall pay to Lender an additional Facility Fee of Six Thousand Dollars ($6,000) at the initial occurrence that the amount owed under the US Revolving Credit Facility during the contract (loan) year commencing October 10, 2025 exceeds the 2024-2025 US Benchmark Advance Amount by each applicable Increment (up to the US Advance Limit). The highest Daily Balance of the US Revolving Credit Facility during the contract (loan) year commencing October 10, 2025 (rounded upward to the next $1,000,000 unless such amount is a multiple of $1,000,000, in which case, such amount need not be rounded upward), but in no event less than the 2024-2025 US Benchmark Advance Amount, shall hereinafter be referred to as the 2025-2026 US Benchmark Advance Amount.

~~(ii) In addition~~By way of example, the 2024-2025 US Benchmark Advance Amount is equal to Twenty-Four Million Dollars ($24,000,000), if the amount owed under the US Revolving Credit Facility ~~during the contract (loan) year commencing October 10, 2023, (A) exceeds Twenty-one Million Dollars ($21,000,000), but is less than or equal to Twenty-Two Million Dollars ($22,000,000), an additional Facility Fee of Fifteen Thousand Dollars ($15,000) will be charged at the initial occurrence thereof, (B) exceeds Twenty-Two Million Dollars ($22,000,000), but is less than or equal to Twenty-Three Million Dollars ($23,000,000), an additional Facility Fee of Fifteen Thousand Dollars ($15,000) will be charged at the initial occurrence thereof, (C) exceeds Twenty-Three Million Dollars ($23,000,000), but is less than or equal to Twenty-Four Million Dollars ($24,000,000), an additional Facility Fee of Fifteen Thousand Dollars ($15,000) will be charged at the initial occurrence thereof, (D)~~exceeds (A) exceeds Twenty-Four Million Dollars ($24,000,000), but is less than or equal to Twenty-Five Million Dollars ($25,000,000), an additional Facility Fee of ~~Fifteen~~Six Thousand Dollars ($~~15,000~~6,000) will be charged at the initial occurrence thereof, ~~or~~ (~~E~~B) exceeds Twenty-Five Million Dollars ($25,000,000), but is less than or equal to Twenty-Six Million Dollars ($26,000,000), an additional Facility Fee of ~~Fifteen~~Six Thousand Dollars ($~~15,000~~6,000) will be charged at the initial occurrence thereof, ~~or~~ (~~F~~C) exceeds Twenty-Six Million Dollars ($26,000,000), but is less than or equal to Twenty-Seven Million Dollars ($27,000,000), an additional Facility Fee of ~~Fifteen~~Six Thousand Dollars ($~~15,000~~6,000) will be charged at the initial occurrence thereof, ~~or~~ (~~G~~D) exceeds Twenty-Seven Million Dollars ($27,000,000), but is less than or equal to Twenty-Eight Million Dollars ($28,000,000), an additional Facility Fee of ~~Fifteen~~Six Thousand Dollars ($~~15,000~~6,000) will be charged at the initial occurrence thereof, or (E) exceeds Twenty-Eight Million Dollars ($28,000,000), but is less than or equal to Twenty-Nine Million Dollars ($29,000,000), an additional Facility Fee of Six Thousand Dollars ($6,000) will be charged at the initial occurrence thereof, or (F) exceeds Twenty-Nine Million Dollars ($29,000,000), but is less than or equal to Thirty Million Dollars ($30,000,000), an additional Facility Fee of Six Thousand Dollars ($6,000) will be charged at the initial occurrence thereof, or (G) exceeds Thirty Million Dollars ($30,000,000), but is less than or equal to Thirty-One Million Dollars ($31,000,000), an additional Facility Fee of Six Thousand Dollars ($6,000) will be charged at the initial occurrence thereof (each such $1,000,000 increment in clause (A), (B), (C), (D) (E) (F) and (G) above, being hereinafter referred to as an Increment). ~~The highest Daily Balance of the US Revolving Credit Facility during the contract (loan) year commencing October 10, 2023 (rounded upward to the next $1,000,000 unless such amount is a multiple of $1,000,000, in which case, such amount need not be rounded upward), but in no event less than Seventeen Million Five Hundred Thousand Dollars ($17,500,000), shall hereinafter be referred to as the 2023-2024 Benchmark Advance Amount.~~

~~(iii)~~    For the contract (loan) year commencing October 10, ~~2024~~2026, US Borrower shall pay to Lender a Facility Fee equal to ~~eight~~six tenths of one percent (~~0.80~~0.60%) of the ~~sum of (x) the 2023-2024~~2025-2026 US Benchmark Advance Amount ~~plus (y) any Advances other than under the US Revolving Credit Facility~~. One twelfth (1/12) of such Facility Fee shall be paid on ~~October 10~~November 1, ~~2023~~2026, and the remaining amount shall be paid in installments of like amount on the first (1st) day of each month thereafter until paid in full.

~~(iv)~~    In addition, US Borrower shall pay to Lender an additional Facility Fee of ~~Fifteen~~Six Thousand Dollars ($~~15,000~~6,000) at the initial occurrence that the amount owed under the US Revolving Credit Facility during the contract (loan) year commencing October 10, ~~2024~~2026 exceeds the ~~2023-2024~~2025-2026 US Benchmark Advance Amount by each applicable Increment (up to the US Advance Limit). The highest Daily Balance of the US Revolving Credit Facility during the contract (loan) year commencing October 10, ~~2024~~2026 (rounded upward to the next $1,000,000 unless such amount is a multiple of $1,000,000, in which case, such amount need not be rounded upward), but in no event less than the ~~2022-2023~~2025-2026 US Benchmark Advance Amount, shall hereinafter be referred to as the ~~2024-2025~~2026-2027 US Benchmark Advance Amount.

(b)           (i) ~~For the Initial Term,~~ Canadian Borrower shall pay to Lender a Facility Fee equal to eight tenths of one percent (0.80%) of Two Million Canadian Dollars (CDN$2,000,000) on October 10, 2023 and on October 10, 2024. Such Facility Fee is fully earned on the date of ~~this~~the Seventh Modification Agreement but as an accommodation to Borrower, such fee ~~may~~shall be paid in equal monthly installments of $1,333.33 payable monthly on the first day of each month for each contract (loan) year until paid in full.

~~(ii) In addition, simultaneously with the execution of the Sixth Modification Agreement, Canadian Borrower shall pay to Lender an additional Facility Fee equal to $4,000 (or eight tenths of one percent (0.80%) of Five Hundred Thousand Canadian dollars).~~

(ii)  [Reserved].

(iii) For the contract (loan) year commencing October 10, 2025, Canadian Borrower shall pay to Lender a Facility Fee equal to six tenths of one percent (0.60%) of Two Million Dollars ($2,000,000). One twelfth (1/12) of such Facility Fee shall be paid on November 1, 2025, and the remaining amount shall be paid in installments of like amount on the first (1st) day of each month thereafter until paid in full.

(iv) In addition, Canadian Borrower shall pay to Lender an additional Facility Fee of Six Thousand Dollars ($6,000) at the initial occurrence that the amount owed under the Canadian Revolving Credit Facility during the contract (loan) year commencing October 10, 2025 exceeds Two Million Dollars ($2,000,000) by each applicable Increment (up to the Canadian Advance Limit). The highest Daily Balance of the Canadian Revolving Credit Facility during the contract (loan) year commencing October 10, 2025 (rounded upward to the next $1,000,000 unless such amount is a multiple of $1,000,000, in which case, such amount need not be rounded upward), but in no event less than Two Million Dollars ($2,000,000), shall hereinafter be referred to as the 2025-2026 Canadian Benchmark Advance Amount.

(v) For the contract (loan) year commencing October 10, 2026, Canadian Borrower shall pay to Lender a Facility Fee equal to six tenths of one percent (0.60%) of the 2025-2026 Canadian Benchmark Advance Amount. One twelfth (1/12) of such Facility Fee shall be paid on November 1, 2026, and the remaining amount shall be paid in installments of like amount on the first (1st) day of each month thereafter until paid in full.

(vi) In addition, Canadian Borrower shall pay to Lender an additional Facility Fee of Six Thousand Dollars ($6,000) at the initial occurrence that the amount owed under the Canadian Revolving Credit Facility during the contract (loan) year commencing October 10, 2026 exceeds the 2025-2026 Canadian Benchmark Advance Amount by each applicable Increment (up to the Canadian Advance Limit). The highest Daily Balance of the Canadian Revolving Credit Facility during the contract (loan) year commencing October 10, 2026 (rounded upward to the next $1,000,000 unless such amount is a multiple of $1,000,000, in which case, such amount need not be rounded upward), but in no event less than the 2025-2026 Canadian Benchmark Advance Amount, shall hereinafter be referred to as the 2026-2027 Canadian Benchmark Advance Amount.

(c)           The Facility Fee for the entire Initial Term is deemed to be fully earned upon the execution of ~~this~~the Eighth Modification Agreement (except as otherwise provided in Section 2.7(b)(i) above). The unpaid balance of the Facility Fee for the entire Initial Term shall be payable in full on the earlier of (a) termination of this Agreement and (b) at Lender's option, upon Lender's declaration of an Event of Default.

2.8    Servicing Fee. In consideration of Lender's services for the preceding calendar month, Borrowers shall pay to Lender a monthly fee (the Servicing Fee) as follows:

(a)    US Borrower shall to Lender a Servicing Fee in an amount equal to Four Thousand Dollars ($4,000) on or before the first (1st) day of each calendar month during the Term, including each Renewal Term (as defined below), or so long as the Obligations are outstanding.

(b)           Canadian Borrower shall to Lender a Servicing Fee in an amount equal to One Thousand Dollars ($1,000) on or before the first (1st) day of each calendar month during the Term, including each Renewal Term (as defined below), or so long as the Obligations are outstanding.

2.9    Field Examination Fee. Borrowers shall pay Lender a fee (the Field Examination Fee) in an amount equal to One Thousand One Hundred Dollars ($1,100) per day, per examiner plus out-of-pocket expenses for each examination of each Borrower's Books or the other Collateral performed by Lender or its designee; provided that so long as no Event of Default exists, any Borrower has not made a request for Advances beyond the applicable lending parameters set forth in Section 2.1 or other requests outside of the ordinary course of business, and Borrowers have provided or shall provide Lender with any and all of each Borrower's Books, or other documentation requested or deemed necessary by Lender to complete the field examination within the allotted timeframe, Borrowers shall not be obligated to pay for more than twenty (20) days of such field examinations during any twelve month period.

2.10    Late Reporting Fee. Borrowers shall pay to Lender a fee in an amount equal to Fifty Dollars ($50.00) per document, per day for each Business Day any report, financial statement or schedule required by this Agreement to be delivered to Lender is five (5) days past due.

2.11    StuckyNet-Link Fee. Each Borrower shall pay to Lender a fee in an amount equal to One Hundred Dollars ($100.00) per month in connection with the StuckyNet-Link software program for collateral reporting.

2.12    Monthly Statements. Lender shall render monthly statements to Borrowers of all Obligations, including statements of all principal, interest and Lender Expenses, and Borrowers shall have fully and irrevocably waived (absent manifest error) all objections to such statements and the contents thereof unless, within thirty (30) days after receipt, Borrowers shall deliver to Lender, by registered, certified or overnight mail as set forth in Section 12, a written objection to such statement, specifying the error or errors, if any, contained therein.

2.13 Currency Equivalents.

(a)           All references in the Loan Documents to Advances, Obligations, Eligible Accounts, Eligible Unbilled Accounts and other amounts shall be denominated in Dollars. The Dollar Equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Lender on a daily basis in the manner described in the definition of “Dollar Equivalent”. Borrowers shall report Eligible Accounts and Eligible Unbilled Accounts to Lender in the currency invoiced by Borrowers and converted to Dollars in the manner described in the definition of “Dollar Equivalent” as of 4:30 on the Business Day immediately preceding the date of such report and confirmed by the Lender. Borrowers shall deliver financial statements and calculate financial covenants in Dollars.

(b)           All interest, fees and charges under this Agreement shall be calculated in Dollars. All payments from or on behalf of Borrowers to Lender shall be in Dollars.

(c)           If, notwithstanding the terms of this Agreement or any other Loan Document, Lender receives any payment from or on behalf of Borrowers or any other Person in a currency other than Dollars, Lender may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into Dollars in the manner described in the definition of “Dollar Equivalent” and Borrowers shall jointly and severally reimburse Lender on demand for all reasonable costs they incur with respect thereto. To the extent permitted by law, the obligation shall be satisfied only to the extent of the amount actually received by Lender upon such conversion.

3.	TERM

3.1           Term and Renewal Date. This Agreement shall become effective on the Effective Date and, provided that Borrowers shall not have exercised their termination right as hereinafter provided, shall continue in full force and effect through the Initial Term, and from year to year thereafter (each a Renewal Term), if Lender, at its option, in writing agrees to extend the Term for a period of one (1) year from the then Termination Date. Borrowers may terminate the Term on the then existing Termination Date by giving Lender at least sixty (60) days' prior written notice by registered or certified mail, return receipt requested. In addition, Lender shall have the right to terminate this Agreement immediately at any time upon the occurrence of an Event of Default. No such termination by either Borrowers or Lender shall relieve or discharge any Borrower of its duties, Obligations and covenants hereunder until all Obligations have been indefeasibly paid and performed in full, and Lender's continuing security interest in the Collateral shall remain in effect until the Obligations have been indefeasibly fully and irrevocably paid and satisfied in cash or cash equivalent. On the Termination Date, the Obligations shall be immediately due and payable in full.

3.2           Termination Fee. If the Term is terminated by Lender upon the occurrence of an Event of Default or is terminated by Borrowers, other than in compliance with Section 3.1, in view of the impracticability and extreme difficulty of ascertaining actual damages, and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, as a result thereof, in addition to payment of all principal, interest, fees, expenses and other Obligations, US Borrower and Canadian Borrower shall pay Lender upon the effective date of such termination a fee in an amount equal to eighty-five hundredths of one percent (0.85%) of the US Advance Limit and eighty-five hundredths of one percent (0.85%) of the Canadian Advance Limit, respectively, if such termination occurs on or prior to the end of the Initial Term. Such fee shall be presumed to be the amount of damages sustained by Lender as the result of termination, and each Borrower acknowledges that such fee is reasonable under the circumstances currently existing. The fee provided for in this Section 3.2 shall be deemed included in the Obligations.

4.	CREATION OF CONTINUING SECURITY INTEREST

4.1           Grant of Continuing Security Interest. Each Loan Party hereby grants to Lender a continuing security interest in the Collateral in order to secure the prompt repayment of the Obligations and the prompt performance by each Loan Party of each and all of its covenants and Obligations under the Loan Documents and otherwise. Lender's continuing security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or any Loan Party.

4.2           Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Loan Parties shall notify Lender and, upon the request of Lender, shall immediately endorse and assign such Negotiable Collateral to Lender and deliver physical possession of such Negotiable Collateral to Lender.

4.3           Delivery of Additional Documentation Required. Concurrently with each Loan Party's execution and delivery of this Agreement and at any time thereafter at the request of Lender, Loan Parties shall execute and deliver to Lender all security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Lender may request, in form satisfactory to Lender, to perfect and maintain perfected Lender's continuing security interests in the Collateral and to fully consummate all of the transactions contemplated under the Loan Documents. Each Loan Party hereby (a) authorizes Lender to file and/or record such financing statements and other documents as Lender deems necessary or desirable to perfect and maintain Lender's continuing security interest in the Collateral, (b) agrees any such financing statement may contain an "all asset" or "all property" description of the Collateral and (c) hereby ratifies any such financing statement or other document heretofore filed by Lender. For clarity, the shares of capital stock included in the Collateral that were pledged to PNC Bank National Association (which are being released from such pledge on the date hereof with the initial Advance hereunder) will be delivered directly by PNC Bank, National Association to Lender.

4.4           Power of Attorney. Each Loan Party hereby irrevocably makes, constitutes and appoints Lender (and any person designated by Lender) as such Loan Party's true and lawful attorney-in-fact with power to sign the name of such Loan Party on any of the documents described in Section 4.3 or on any other similar documents to be executed, recorded or filed in order to perfect or continue perfected Lender's continuing security interest in the Collateral. In addition, each Loan Party hereby appoints Lender (and any person designated by Lender) as such Loan Party's attorney-in-fact with power to: (a) sign such Loan Party's name on verifications of Accounts and other Collateral and on notices to Account debtors; (b) send requests for verification of Accounts and other Collateral; (c) endorse such Loan Party's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (d) during the existence of an Event of Default, notify the post office authorities to change the address for delivery of such Loan Party's mail to an address designated by Lender, to receive and open all mail addressed to such Loan Party, and to retain all mail relating to the Collateral and forward all other mail to such Loan Party; and (e) during the existence of an Event of Default make, settle and adjust all claims under such Loan Party's policies of insurance, endorse the name of such Loan Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance. The appointment of Lender as each Loan Party's attorney-in-fact and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable so long as any Accounts in which Lender has a continuing security interest remain unpaid and until all of the Obligations have been fully, indefeasibly repaid and performed. For clarity, so long as no Event of Default has occurred and is continuing, the applicable Loan Party shall have the right, from time to time, to vote and give consents with respect to the shares of capital stock included in the Collateral (the Pledged Shares), or any part thereof for all purposes not inconsistent with the provisions of this Agreement or any other Loan Document; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Lender in respect of such Collateral or which would authorize, effect or consent to (unless and to the extent not prohibited by this Agreement or any other Loan Document): (i) the dissolution or liquidation, in whole or in part, of any issuer of the Pledged Shares (an Issuer); (ii) the consolidation or merger of an Issuer with any other entity; (iii) the sale, disposition or encumbrance of all or substantially all of the assets of an Issuer, except for liens in favor of Lender and the Permitted Liens; (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of an Issuer or the issuance of any additional shares of its capital stock; or (v) the alteration of the voting rights with respect to the capital stock of an Issuer.

4.5    Right To Inspect. Lender shall have the right, upon at least one days' prior notice, at any time or times hereafter during Loan Parties' usual business hours, or during the usual business hours of any third party having control over a Borrower's Books, to inspect each Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral or each Loan Party's financial condition. Lender also shall have the right at any time or times hereafter during Loan Parties' usual business hours, to inspect, examine and appraise the Inventory, the Equipment and other Collateral and to check and test the same as to quality, quantity, value and condition.

5.	REPRESENTATIONS AND WARRANTIES AND COVENANTS

Each Loan Party represents and warrants to Lender, and covenants and acknowledges, the following:

5.1           No Prior Encumbrances; Security Interests. Each Loan Party has good and marketable title to the Collateral, free and clear of liens, claims, security interests or encumbrances, except for the security interests to be satisfied from the proceeds of the first Advances hereunder, the continuing security interests granted to Lender by each Loan Party and those continuing security interests disclosed on Schedule 5.1. Other than those liens, claims, security interests or encumbrances expressly permitted by this Agreement (including Permitted Liens), no Loan Party will create, suffer or permit to be created any security interest, lien, pledge, mortgage or encumbrance on any Collateral or any of their other assets.

5.2           Bona Fide Accounts. All Accounts represent bona fide sales or leases of goods and/or services for which such Borrower has an unconditional right to payment and as to which the goods have been delivered to the customer or Account debtor and/or the services have been rendered, as applicable. None of the Accounts is subject to any right of offset, counterclaim, cancellation or contractual right of return. All Accounts reported to Lender as Eligible Accounts or Eligible Unbilled Accounts conform to the requirements of Eligible Accounts or Eligible Unbilled Accounts, as the case may be.

5.3           Merchantable Inventory. All Inventory is now and at all times hereafter shall be of good and merchantable quality, free from material defects, other than ordinary wear and tear or in respect of obsolescence or slow-moving Inventory.

5.4           Location of Inventory and Equipment. The Inventory and Equipment is not now, and shall not at any time or times hereafter be, stored with a bailee, warehouseman, processor or similar third party. Each Loan Party shall keep the Inventory and Equipment only at its address set forth on the first page hereof and at the locations set forth in the applicable Perfection Certificate. If any of the Inventory and Equipment is located at a premises leased by a Loan Party, such Loan Party shall cause (or with respect to any location that does not contain books or records relating to any of the Collateral, use best efforts to cause) the landlord of such premises to execute and deliver to Lender a landlord waiver and subordination, or similar agreement, reasonably satisfactory in form and substance to Lender.

5.5           Inventory Records. Each Loan Party now keeps, and hereafter at all times shall keep, in all material respects, correct and accurate records in accordance with GAAP itemizing and describing the kind, type, quality and quantity of the Inventory and such Loan Party's cost of said items, and none of such Loan Party's Inventory contains any labels, trademarks, trade-names or other identifying characteristics which are the properties of third parties.

5.6           Retail Accounts. No Accounts arise from the sale of goods or rendition of services for personal, family or household purposes.

5.7           Relocation of Chief Executive Office. The chief executive office of each Borrower and the location of all books and records of such Borrower relating to the Collateral is at the address indicated on the first page of this Agreement, and such Borrower will not, without thirty (30) days' prior written notice to Lender and compliance with Section 4.3, relocate such office. Lender acknowledges that US Borrower has notified Lender that it is relocating its chief executive office to 110 East Blvd, Suite 1600, Charlotte, North Carolina in October 2025 and US Borrower has agreed to cause the landlord of such premises to execute and deliver to Lender a landlord waiver and subordination, or similar agreement, reasonably satisfactory in form and substance to Lender within 15 days after the commencement of the term of such lease.

5.8           Due Organization and Qualification. Each Loan Party is, and shall at all times hereafter, be a corporation or unlimited company, as applicable, duly organized and existing under the laws of the jurisdiction of its organization as set forth on the first page hereof, and each Loan Party is, and shall at all times hereafter be, qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of assets requires that it be so qualified.

5.9           Actual and Fictitious Name. Each Loan Party's exact name is set forth on the first page hereof, and except as set forth in the applicable Perfection Certificate, such Loan Party has not changed its name within the last five (5) years. Each Loan Party is conducting its business under the trade or fictitious name(s) set forth in the applicable Perfection Certificate, and no others. Each Loan Party has complied with the fictitious name laws of all jurisdictions in which compliance is required in connection with its use of such name(s).

5.10           Permits and Licenses. Each Loan Party holds all licenses, permits, franchises, approvals and consents required for the conduct of its business and the ownership and operation of its assets.

5.11           Due Authorization; Enforceability. Each Loan Party has the right and power and is duly authorized to enter into the Loan Documents to which it is a party; all necessary action to authorize the execution and delivery of the Loan Documents has been properly taken; and each Borrower is and will continue to be duly authorized to borrow under this Agreement and to perform all of the other terms and provisions of the Loan Documents throughout the Term. The Loan Documents, when executed and delivered by each Loan Party and Lender, will constitute the legal, valid and binding obligations of such Loan Party enforceable in accordance with their terms.

5.12           Compliance with Organizational Documents, Etc. The execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of the terms thereof do not (a) constitute a breach of any provision contained in such Loan Party's Articles of Incorporation or articles or memorandum of association (or equivalent) or its Bylaws or regulations (or equivalent), or (b) constitute an event of default under any material agreement to which such Loan Party is now or may hereafter become a party, which such event of default would be reasonably likely to cause the termination of such material agreement or would result in a Material Adverse Change.

5.13           Litigation. Except as set forth in Schedule 5.13, there are no actions, proceedings or claims pending by or against any Loan Party, whether or not before any court or administrative agency, and no Loan Party has knowledge or notice of any pending, threatened or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Loan Party, except for ongoing collection matters in which a Loan Party is the plaintiff, or to the extent any such actions, proceedings or claims would not reasonably be expected to result, either separately or in the aggregate, in liability in excess of $100,000. If any such actions, proceedings or claims presently exist or arise during the Term, Loan Parties shall promptly notify Lender in writing and shall, from time to time, notify Lender of all material events relating thereto.

5.14           Accuracy of Information and No Material Adverse Change in Financial Statements. All information furnished by Loan Parties to Lender, and all statements made by Loan Parties to Lender, including, without limitation, information set forth in any loan application, client profile and in any Perfection Certificate are true, accurate and complete in all respects and do not contain any misstatement of fact or omit to state any facts necessary to make the statements or information contained therein not misleading as of the date given or made; provided that, with respect to any budgets, forecasts or projections furnished, such information was prepared in good faith on the basis of information and estimates believed by the Loan Parties to be reasonable at the time. All financial statements relating to Loan Parties which have been or may hereafter be delivered to Lender: (a) have been prepared in accordance with GAAP, subject in the case of interim financial statements to normal year-end adjustments; (b) fairly present each Loan Party's financial condition as of the date thereof and each Loan Party's results of operations for the period then ended; and (c) disclose all contingent obligations of Loan Parties; provided that, with respect to any budgets, forecasts or projections furnished, such information was prepared in good faith on the basis of information and estimates believed by the Loan Parties to be reasonable at the time. No Material Adverse Change in the financial condition of any Loan Party has occurred since the date of the most recent of such financial statements.

5.15           Solvency. Each Borrower is, and Guarantors taken as a whole are, now, and shall be at all times throughout the Term, solvent and able to pay its debts (including trade debts) as they mature.

5.16           ERISA. Neither any Loan Party or any ERISA Affiliate, nor any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a) or any of the published interpretations thereof. No lien upon the assets of any Loan Party has arisen with respect to any Plan. No prohibited transaction within the meaning of ERISA Section 406 or IRC Section 4975(c) has occurred with respect to any Plan. No reportable event as defined under Section 4043 has occurred with respect to any Plan which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Section 4042 of ERISA. Neither any Loan Party nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Each Loan Party and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived. No Plan is a defined benefit pension plan.

5.17           Environmental Laws and Hazardous Materials. Each Loan Party has complied, and at all times through the Term will comply, with all Environmental Laws (as defined below). No Loan Party has and will not cause or permit any Hazardous Materials (as defined below) to be located, incorporated, generated, stored, manufactured, transported to or from, released, disposed of, or used at, upon, under, or within any premises at which any Loan Party conducts its business, or in connection with any Loan Party's business. To the best of each Loan Party's knowledge, no prior owner, occupant or operator of any premises at which any Loan Party conducts its business has caused or permitted any of the above to occur at, upon, under, or within any of the premises. No Loan Party will permit any lien to be filed against the Collateral or any part thereof under any Environmental Law, and will promptly notify Lender of any proceeding, inquiry or claim relating to any alleged violation of any Environmental Law, or any alleged loss, damage or injury resulting from any Hazardous Material. Lender shall have the right to join and participate in, as a party if it so elects, any legal or administrative proceeding initiated with respect to any Hazardous Material or in connection with any Environmental Law. For purposes hereof, Hazardous Material includes without limitation any substance, material, emission, or waste which is or hereafter becomes regulated or classified as a hazardous substance, hazardous material, toxic substance or solid waste under any Environmental Law, asbestos, petroleum products, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, and any other hazardous or toxic substance, material, emission or waste, and substances containing excessive moisture, mildew, mold, microbial contamination, microbial growth or other fungi, or biological agents that can or are known to produce mycotoxins or other bioaerosols, such as antigens, bacteria, amoebae and microbial organic compounds or other similar matter, in each case that poses a risk to human health or the environment. Environmental Laws means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Water Act and the regulations pertaining to such statutes, and any other safety, health or environmental statutes, laws, regulations or ordinances of the United States, Canada or of any state, province, county or municipality in which any Loan Party conducts its business or the Collateral is located, and the rules, resolutions, directives, orders, executive orders, consent orders, guidance from regulatory agencies, policy statements, judicial decrees, standards, permits, licenses and ordinances or any judicial or administrative interpretation of any of the foregoing, pertaining to the protection of land, water, air, health, safety or the environment, whether now or in the future enacted, promulgated or issued.

5.18           Tax Compliance. Each Loan Party has filed all federal and state income taxes and all other material tax returns required to be filed by it and has paid all taxes due and payable on said returns and on any assessment made against it or its assets, except any such taxes or assessments that are being contested in good faith and as to which adequate reserves established in accordance with GAAP have been provided.

5.19           Reliance by Lender; Cumulative. Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated by Loan Parties with each request for an Advance and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which any Loan Party shall now or hereafter give, or cause to be given, to Lender.

5.20           Use of Proceeds. The proceeds of ~~the initial Advance will be used by Borrowers for the purposes set forth on Schedule 5.20. Absent Lender's written consent to the contrary, the proceeds of Advances after the initial Advance~~Advances will be used by Borrowers solely for working capital purposes ~~and~~, Permitted Subsidiary Transfers and any other general corporate purpose not prohibited by the Loan Documents.

5.21           Motor Vehicles and Intellectual Property. The Perfection Certificates identify all motor vehicles, patents, patent applications, copyrights, trademarks, trade-names and other intellectual property, registered or unregistered, owned by Loan Parties. Loan Parties will promptly notify Lender of all motor vehicles or intellectual property hereafter owned by any Loan Party, and the status of all patent and trademark applications and the issuance of patents and trademarks, and all copyrights registrations, and in accordance with Section 4.3, will cooperate with Lender in taking all actions reasonably required by Lender to have a perfected security interest or lien on such motor vehicles and intellectual property.

5.22           Commercial Tort Claims. No Loan Party, as of the date hereof, has any Commercial Tort Claims against any third parties. If any Loan Party does hereafter have any such Commercial Tort Claims, such Loan Party shall furnish Lender with prompt written notice thereof, and in accordance with Article 4 hereof, shall execute and deliver such supplemental documents and cooperate with Lender in taking all action as reasonably required by Lender to have a perfected security interest or lien on such Commercial Tort Claims.

6.	AFFIRMATIVE COVENANTS

Each Loan Party covenants and acknowledges that throughout the Term, each Loan Party shall comply with all of the following:

6.1           Collateral and Other Reports. Each Borrower shall at least once every week and each time such Borrower requests an Advance under the applicable Revolving Credit Facility utilize Lender's StuckyNet-Link software for collateral reporting and shall furnish to Lender a borrowing base report and loan request, satisfactory in form and substance to Lender, report to Lender all sales and Accounts arising since its most recent report to Lender and shall execute and deliver to Lender, no later than the twentieth (20th) day of each month during the Term, a detailed aging of the Accounts, a reconciliation statement and a summary aging, by vendor, of all accounts payable of such Borrower and any book overdraft. Borrowers and Lender agree that each authorized signer's (on behalf of each Borrower) signature on borrowing base reports may be provided via an electronic signature (that is, by each authorized signer's password for such program). Borrowers shall provide Lender a listing of each authorized signer. Each Borrower shall deliver to Lender, as Lender may from time to time require, collection reports, sales journals, invoices, copies of or original delivery receipts, customers' purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements and such other matters requested by Lender. Absent such a request by Lender, copies of all such documentation shall be held by each Borrower as custodian for Lender. Borrowers shall at all times provide Lender with all current "passwords" or similar access requirements relative to all computer systems available to each Borrower with its Account debtors so as to enable Lender to have access to said computer systems so as to verify the status of Accounts owing to such Borrower from said Account debtors.

6.2           Returns. Returns and allowances, if any, as between any Borrower and any Account debtors, shall be permitted on the same basis and in accordance with the usual customary practices of such Borrower as they exist as of the date hereof. If at any time prior to the occurrence of an Event of Default any Account debtor returns any Inventory to any Borrower, such Borrower shall promptly determine the reason for such return and, if such Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account debtor. Borrowers shall promptly notify Lender of all returns and recoveries and of all disputes and claims.

6.3           [Intentionally Omitted].

6.4           Financial Statements, Reports, Certificates. Borrowers shall deliver to Lender: (a) as soon as available, but in any event within thirty (30) days (or with respect to any month that is the end of a quarter, fifty (50) days) after the end of each month during the Term, a balance sheet and profit and loss statement prepared by Borrowers covering each Borrower's operations during such period; and (b) as soon as available, but in any event within ~~110~~120 days after the end of each fiscal year of Borrowers, financial statements of SGRP for each such period, audited by independent certified public accountants reasonably acceptable to Lender. Such financial statements shall include a balance sheet and profit and loss statement and statements of cash flows, if available, and the accountants' management letter, if any, shall be prepared in accordance with GAAP, and, if prepared on a consolidated or combined basis, shall include consolidating/combining schedules, as applicable. In addition, Borrowers shall deliver any Loan Party's Form 10-Qs, 10-Ks or 8-Ks, if any, as soon as the same become available, and any other report reasonably requested by Lender relating to the Collateral and the financial condition of Loan Parties. Borrowers shall also deliver with its financial statements, a certificate, substantially in the form of Exhibit 6.4, signed on behalf of each Borrower's by such Borrower's chief financial officer (or similar officer) to the effect that (a) all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to Lender under this Section 6.4 fairly present each Borrower's financial condition and (b) there exists on the date of delivery of such certificate to Lender no condition or event which constitutes an Event of Default, and, among other things, certifying as to such Borrower's compliance with Sections 7.8 and 7.10. Borrowers will also furnish to Lender, prior to January 31, 2020, Borrowers' fiscal year projections on a monthly basis of the balance sheet, profit and loss, cash flow and borrowing availability for the upcoming fiscal year (the Projections, such Projections to be in form and detail satisfactory to Lender).

6.5           Tax Returns, Receipts. Each Loan Party shall deliver to Lender copies of each of its federal income tax returns (including all schedules thereto), and any amendments thereto, within thirty (30) days of the filing thereof. Each Loan Party further shall promptly deliver to Lender, upon request, satisfactory evidence of such Loan Party's payment of all withholding and other taxes required to be paid by such Loan Party.

6.6    Guarantor Reports. Each Guarantor shall deliver to Lender its internally prepared annual financial statements as soon as available and in any event within 110 days of each fiscal year end.

6.7    Title to Equipment. Upon Lender's request, Loan Parties shall promptly deliver to Lender any and all evidence of ownership of, certificates of title, or applications for title to any items of Equipment, properly endorsed to Lender, as applicable.

6.8           Maintenance of Equipment. Loan Parties shall keep and maintain the Equipment in good operating condition and repair, and shall make all necessary replacements thereto so that the value and operating efficiency of its Equipment shall at all times be maintained and preserved, ordinary wear, tear and retirement excepted. Loan Parties shall not permit any item of Equipment to become a fixture to real estate or an accession to other property. The Equipment is now and shall at all times remain personal property of a Loan Party.

6.9           Taxes. All federal, state, provincial and local assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against each Loan Party or any of its assets or in connection with such Loan Party's business shall hereafter be paid in full, before the same become delinquent or before the expiration of any extension period unless being contested in good faith and by appropriate proceedings and as to which Loan Parties have established adequate reserves for the payment thereof. During any such contests no lien for said taxes shall exist which would have priority over the lien of Lender on the assets of Loan Parties, or if any such priority lien exists, the amount owing covered by said lien shall be reserved against the amount otherwise available for Advances under the Revolving Credit Facility. Loan Parties shall make due and timely payment or deposit of all federal, state, provincial and local taxes, assessments or contributions required of it by law, and will execute and deliver to Lender, on demand, appropriate certificates attesting to the payment or deposit thereof.

6.10           Insurance. Each Loan Party, at its expense, shall keep and maintain insurance to protect the Collateral against all risk of loss covered under a Special property form. If any of the tangible Collateral is located in a flood zone, Loan Parties must also have flood insurance. The coverage shall be written on a replacement cost basis. The property limit(s) shall be no less than those necessary to satisfy the coinsurance requirement contained in the insurance policy. Each Loan Party, at its expense, shall keep and maintain Business Income Coverage. Business Income Coverage shall insure against loss covered under a Special policy form. The limit must contemplate a benefit period of no less than twelve (12) months and meet the minimum limit needed to satisfy the coinsurance requirement contained in the policy. Business Income coverage can be written on an agreed amount basis, or with a coinsurance percentage from 80% to 100%. All policies of insurance covering business personal property and business income shall contain a Lender's Loss Payable endorsement in a form satisfactory to Lender. All policies insuring real property on which Lender has a mortgage or other lien shall contain a Mortgagee endorsement in form satisfactory to Lender. Either or both form(s) shall contain a waiver of warranties. All proceeds payable under such policies shall be payable to Lender and applied to the Obligations. Loan Parties shall cause to be delivered to Lender a properly executed Evidence of Property Insurance form along with a copy of the Lender's Loss Payable and/or Mortgagee endorsement(s) as applicable, in advance of the closing date for the credit facilities hereunder and thereafter at least thirty (30) days prior to the expiration date(s) of the policy(ies). All Mortgagee and Lender's Loss Payable endorsements shall contain the following address for notification purposes, or such other address as Lender may, from time to time, notify Borrowers:

North Mill Capital LLC

821 Alexander Road, Suite 130

Princeton, New Jersey 08540

Attention: ~~Karen Marino~~Beatriz Hernandez

Each Loan Party, at its expense, shall keep and maintain Commercial General Liability Coverage insuring against all risks relating to or arising from such Loan Party's ownership and use of the Collateral and its other assets, products and operations. Lender and its directors, officers and employees shall be named as additional insureds for Commercial General Liability on each Loan Party's policy. Loan Parties shall cause to be delivered to Lender a properly executed Certificate of Insurance, containing the required additional insured wording, before the closing date for the credit facilities hereunder and thereafter at least thirty (30) days prior the expiration date of the policy. Along with the Certificate of Insurance, Loan Parties shall also deliver a copy of the General Liability endorsement whereby Lender and its directors, officers and employees are added to the policy as additional insureds.

All required policies shall be in such form, with such companies and in such amounts as may be satisfactory to Lender. All policies shall contain a thirty (30) day notice for cancellation or non-renewal.

6.11           Lender Expenses. Borrowers shall immediately, and without demand, reimburse Lender for all Lender Expenses, and each Borrower hereby authorizes the payment of such Lender Expenses.

6.12           Compliance With Law. Each Loan Party shall comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders of governmental authorities relating to such Loan Party and the conduct of its business.

6.13           Accounting System. Each Loan Party shall at all times hereafter maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, disks, printouts and records pertaining to the Collateral containing such information as may from time to time be reasonably requested by Lender.

6.14           Minimum EBITDA. Borrowers shall have a positive EBITDA at the end of each calendar quarter for the three month period then ended. EBITDA of Borrowers equals: (i) Revenue of Borrowers for the relevant period; minus (ii) Expenses of Borrowers for the relevant period excluding all interest, taxes, depreciation, amortization and extraordinary items (both expenses and income); each as determined in accordance with GAAP.

7.	NEGATIVE COVENANTS

Each Loan Party covenants and acknowledges to Lender that throughout the Term, each Loan Party shall not undertake any of the following:

7.1           Extraordinary Transactions and Disposal of Assets. Other than any Excluded Settlement, Permitted Debt, Permitted Lien or Permitted Subsidiary Transfer, (a) enter into any transaction not in the ordinary and usual course of its business as conducted on the date hereof, including, but not limited to, the sale, lease, disposal, movement, relocation or transfer, whether by sale or otherwise, of any its assets, other than sales of Inventory in the ordinary and usual course of its business as presently conducted; (b) incur (i) any indebtedness for borrowed money, including, without limitation, merchant advances, or purchase money indebtedness, or (ii) any other indebtedness outside the ordinary and usual course of its business as conducted on the date hereof, except for renewals or extensions of existing indebtedness permitted by Lender; (c) make any advance or loan to any third party; or (d) grant a lien on any of its assets, in each case, except in favor of Lender.

7.2           Change Name, etc. Change its name, business structure, jurisdiction of incorporation or formation, as applicable, or identity, or add any new fictitious name.

7.3           Merge, Acquire. Merge, amalgamate, acquire, or consolidate with or into any other business organization.

7.4           Guaranty. Guaranty or otherwise become in any way liable with respect to the obligations of any third party, except by endorsement of instruments or items of payment for deposit to the account of any Borrower for negotiation and delivery to Lender.

7.5           Restructure. Make any change in its financial structure or business operations.

7.6           Prepayments. Prepay any existing indebtedness owing to any third party other than trade payables or in respect of capitalized leases being terminated.

7.7           Change of Ownership. Cause, permit or suffer any direct change in the ownership of the capital stock or other equity interest of any Borrower or any entity that directly owns the capital stock or equity interest in any Borrower, or enter into any agreement with any person or entity that provides for a payment to such person or entity based upon the income of any Borrower. For clarity, SGRP is the ultimate parent of the Loan Parties, SGRP is a publicly held reporting company, and the shares of SGRP are and may continue to be traded and transferred in the market (currently Nasdaq) and privately.

7.8           Reserved.

7.9        Loans and Advances. Except for Permitted Debt, Permitted Subsidiary Transfers and advancements required under SGRP's By-Laws, make any loans, advances or extensions of credit to any officer, director, executive employee or shareholder of any Loan Party (or any relative of any of the foregoing), or to any entity which is a subsidiary of, related to, affiliated with, or has common shareholders, officers or directors with, any Loan Party.

7.10        Capital Expenditures. Make any plant or fixed capital expenditure, or any commitment therefor, or purchase any real or personal assets or replacement Equipment in the aggregate amount of such transactions in any fiscal year exceeds Two Million Dollars ($2,000,000.00).

7.11          Consignments of Inventory. Consign any Inventory to any third party or obtain any Inventory on a consignment basis from any third party.

7.12          Distributions. Make any distribution of, or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of, its capital stock or other equity interest, of any class, whether now or hereafter outstanding, except for: (a) dividends or distributions to another Loan Party that owns an equity interest therein; and (b) in the case of SGRP, (i) for the issuance of stock dividends, and (ii) the purchase of options or underlying shares to acquire SGRP shares granted under SGRP’s benefit plans or purchases of SGRP’s shares in accordance with SGRP’s 2018 Stock Repurchase Program or its successor.

7.13          Accounting Methods. Except as required under law or GAAP, modify or change its method of accounting, or enter into, or without notice to Lender, modify or terminate any agreement presently existing or at any time hereafter entered into with any third party for the preparation or storage of any Borrower's records of Accounts and financial condition without such third party's agreeing to provide Lender with information regarding the Collateral or any Borrower's financial condition.

7.14          Business Suspension. Suspend or go out of business.

8.	EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an Event of Default by Borrowers hereunder:

8.1          Failure to Pay. Any Borrower's failure to pay when due and payable, or when declared due and payable, any portion of the Obligations (whether principal, interest, taxes, Lender Expenses, or otherwise);

8.2          Failure to Perform. Any Borrower's or any Guarantor's failure to perform, keep or observe any term, provision, condition, representation, warranty, covenant or agreement contained in this Agreement, in any of the Loan Documents or in any other present or future agreement between any Borrower and/or any Guarantor and Lender in accordance with its terms;

8.3          Misrepresentation. Any material misstatement or misrepresentation now or hereafter exists in any warranty, representation, statement, aging or report made to Lender by any Borrower and/or any Guarantor or any officer, employee, agent or director thereof as of the date made or given, or if any such warranty, representation, statement, aging or report is withdrawn by such person;

8.4          Material Adverse Change. There is a Material Adverse Change in any Borrower's or Guarantors' (taken as a whole) business or financial condition;

8.5          Material Impairment. There is a material impairment (determined in Lender's Good Faith judgment) of the likelihood of repayment of the Obligations or a material impairment of Lender's continuing security interests in the Collateral;

8.6          Levy or Attachment. Any material portion of any Loan Party's Collateral is attached, seized, subjected to a writ or distress warrant or is levied upon, or comes into the possession of any judicial officer or assignee;

8.7          Insolvency by Borrower or Guarantor. An Insolvency Proceeding is commenced by any Borrower or by any Guarantor;

8.8          Insolvency Against Borrower or Guarantor. An Insolvency Proceeding is commenced against any Borrower or any Guarantor;

8.9          Injunction Against Borrower. Any Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business;

8.10          Government Lien. Except for any Permitted Lien, any notice of lien, levy or assessment is filed of record with respect to any of any Borrower's or any Guarantor's assets by the United States Government or the Canadian Government or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether inchoate or otherwise, upon any Borrower's or any Guarantor's assets and the same is not paid on the payment date thereof;

8.11          Judgment. A judgment in excess of $100,000 is entered against any Borrower or any Guarantor and not satisfied within thirty (30) days or such longer period as may have been agreed upon by the parties thereto, in each case, excluding any judgment effecting an Excluded Settlement;

8.12          Default to Third Party. There is a default in any agreement involving an aggregate Loan Party liability of at least $25,000 to which any Borrower or any Guarantor is a party or which binds any Borrower or any Guarantor or any of their respective assets, other than as being contested in good faith;

8.13           Subordinated Debt Payments. Any Borrower or any Guarantor makes any payment on account of indebtedness which has now or hereafter been subordinated to the Obligations, except to the extent such payment is allowed under any subordination agreement entered into with Lender;

8.14          Termination of Guaranty. Any Guarantor terminates its guaranty;

8.15          Change in Management. If both the Chief Financial Officer and Controller of SGRP as of the Effective Date cease to be actively engaged in the management of Borrowers unless, within thirty (30) days thereafter, such Chief Financial Officer and/or Controller is replaced by a person acceptable to Lender (which acceptance consent shall not be unreasonably withheld, conditioned, or delayed);

8.16          ERISA Violation. A prohibited transaction shall occur with respect to a Plan which could have a material adverse effect on the financial condition of any Borrower; any lien upon the assets of any Borrower in connection with any Plan shall arise; any Borrower or any ERISA Affiliate shall completely or partially withdraw from a Multiemployer Plan and such withdrawal could, in the opinion of Lender, have a material adverse effect on the financial condition of any Borrower; any Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which any Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; any Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; the voluntary or involuntary termination of any Plan which termination could, in the opinion of Lender, have a material adverse effect on the financial condition of any Borrower; or any Borrower shall fail to notify Lender promptly, and in any event within ten (10) days, of the occurrence of an event which constitutes an Event of Default under this Section 8.16 or would constitute an Event of Default upon the exercise of Lender's judgment;

8.17          Loss of License, etc. If any material license, permit, distributor, franchise or similar agreement necessary for the continued operation of any Borrower's business in the ordinary course is revoked, suspended or terminated; or

8.18          Other Agreements with Lender. A default under any other obligation by or of any Borrower or any Guarantor in favor of Lender, including any obligation under any instrument securing or evidencing such obligation, whether or not such obligation is otherwise secured, which default is not cured within any applicable grace or cure period.

Notwithstanding anything contained in this Agreement to the contrary, Lender shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 8.6, 8.8, 8.10, 8.11 or 8.17 hereof if, within ten (10) Business Days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, Lender shall not be obligated to make Advances to Borrower during any such period.

9.	LENDER'S RIGHTS AND REMEDIES

9.1          Rights and Remedies. Upon the occurrence and during the existence of an Event of Default, Lender may, at its election, without notice of such election and without demand, do any one or more of the following:

(a)          Declare in a written notice to Borrowers (which may be contained in an electronically transmitted PDF and combined with other notices) all Obligations, whether evidenced by the Loan Documents or otherwise, immediately due and payable in full; provided that, if any Event of Default described in Sections 8.7, 8.8 or 8.9 occurs, all Obligations outstanding shall immediately be due and payable in full without any action by Lender;

(b)          Cease advancing money or extending credit to or for the benefit of Borrowers under the Loan Documents or under any other agreement between any Borrower and Lender;

(c)          Terminate this Agreement as to any future liability or obligation of Lender, but without affecting Lender's rights and security interest in the Collateral and without affecting the Obligations;

(d)          Settle or adjust disputes and claims directly with Account debtors for amounts and upon terms which Lender considers advisable and, in such cases, Lender will credit the Obligations with the net amounts received by Lender in payment of such disputed Accounts, after deducting all Lender Expenses;

(e)          Cause any Loan Party to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other property of such Loan Party or in such Party's possession and conspicuously label said returned Inventory as the property of Lender;

(f)          Without notice to or demand upon any Borrower or any Guarantor, make such payments and do such acts as Lender considers necessary, desirable or reasonable to protect its security interest in the Collateral. Loan Parties shall assemble the Collateral if Lender so requires and deliver or make the Collateral available to Lender at a place designated by Lender. Each Loan Party authorizes Lender to enter any premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien on the Collateral which in Lender's determination appears to be prior or superior to its security interest or lien, and to pay all expenses incurred in connection therewith;

(g)          Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, lease, license or other disposition, advertise for sale, lease, license or other disposition, and sell, lease, license or otherwise dispose (in the manner provided for herein or in the Code) the Collateral. Lender is hereby granted a license or other right to use, without charge, any Loan Party's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any asset of a similar nature, pertaining to the Collateral, in completing the production of, advertising for sale, lease, license or other disposition, and sale, lease, license or other disposition of the Collateral. Each Loan Party's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

(h)          Sell, lease, license or otherwise dispose of the Collateral at either a public or private proceeding, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Loan Party's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale. Lender shall give notice of the disposition of the Collateral as follows:

(i)          to Loan Parties and all other parties entitled to receive a notice of disposition under the Code, a notice in writing of the time and place of the public sale or other disposition, or if the sale or other disposition is a private sale or some other disposition other than a public sale, a notice in writing of the time on or after which the private sale or other disposition is to be made; and

(ii)          the notice hereunder shall be personally delivered or mailed, postage prepaid, to Loan Parties as provided in Section 12, at least ten (10) calendar days before the date fixed for the sale or other disposition, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Loan Parties claiming an interest in the Collateral shall be sent to such addresses as is required or authorized under the Code.

Lender may credit bid and purchase at any public sale and, if permitted by applicable law, at any private sale, and any deficiency that exists after disposition of the Collateral as provided herein, shall be immediately paid by Borrowers. Any excess will be remitted without interest by Lender to the party or parties legally entitled to such excess; and/or

(i)          appoint, by instrument in writing, a receiver for a Loan Party and the Collateral, and no such receiver need be appointed, need its appointment ratified, or need its actions in any way supervised, by a court, appoint an officer or employee of Lender as receiver, remove any receiver and appoint another receiver, or apply, at any time, to any court of competent jurisdiction for the appointment of a receiver or other official, who may have powers the same as, greater or lesser than, or otherwise different from, those capable of being granted to a receiver appointed by Lender under this Agreement. Any receiver will have the rights set out in this Section 9.1. In exercising those rights, a receiver will act as, and for all purposes will be deemed to be the agent of Loan Parties. However, Lender will not be responsible for any act, omission, negligence, misconduct or default of any receiver.

In addition to the foregoing, Lender shall have all rights and remedies provided by law (including those set forth in the Code and the PPSA) and at equity, and any rights and remedies contained in any Loan Documents and all such rights and remedies shall be cumulative.

9.2          No Waiver. No delay on the part of Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver of the terms and conditions hereof, nor shall any single or partial exercise of any right, power or privilege under such Loan Documents or otherwise, preclude any other or further exercise of any such right, power or privilege.

9.3          Waivers. If Lender seeks to take possession of any of the Collateral by court process, each Loan Party hereby irrevocably waives: (a) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (b) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (c) any requirement that Lender retain possession of, and not dispose of, any such Collateral until after trial or final judgment.

9.4          Commercially Reasonable Sale. Loan Parties and Lender agree that a sale or other disposition of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable (but nothing herein implies that other methods or manners of sale are not commercially reasonable): (a) notice of the sale is given to Loan Parties at least (10) ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven (7) days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (b) notice of the sale describes the Collateral in general, non-specific terms; (c) the sale is conducted at a place designated by Lender, with or without the Collateral being present; (d) the sale commences at any time between 8:00 a.m. and 6:00 p.m.; (e) payment of the purchase price in cash or by cashier's check or wire transfer is required; and (f) with respect to any sale of any of the Collateral, Lender may (but is not obligated to) direct any prospective purchaser to ascertain directly from Loan Parties any and all information concerning the Collateral. Lender shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

10.          TAXES AND EXPENSES REGARDING THE COLLATERAL. If any Loan Party fails to pay any monies (whether taxes, assessments, insurance premiums or otherwise) due to third persons or entities, fails to make any deposits or furnish any required proof of payment or deposit or fails to perform any of any Loan Party's other covenants under any of the Loan Documents, then in its discretion and without prior notice to Loan Parties, Lender may do any or all of the following: (a) make any payment which any Loan Party has failed to pay or any part thereof; (b) set up such reserves in any Borrower's loan account as Lender deems necessary to protect Lender from the exposure created by such failure; (c) obtain and maintain insurance policies of the type described in Section 6.10 and take any action with respect to such policies as Lender deems prudent; or (d) take any other action deemed necessary to preserve and protect its interests and rights under the Loan Documents Any payments made by Lender shall not constitute: (i) an agreement by Lender to make similar payments in the future or (ii) a waiver by Lender of any Event of Default. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt of notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.	WAIVERS

11.1          Demand, Protest. Except to the extent required hereunder, each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of intention to accelerate, notice of acceleration, and notice of nonpayment at maturity and acknowledges that Lender may compromise, settle or release, without notice to Loan Parties, any Collateral and/or guaranties at any time held by Lender. Each Borrower hereby consents to any extensions of time of payment or partial payment at, before or after the Termination Date.

11.2          No Marshaling. Each Loan Party, on its own behalf and on behalf of its successors and assigns, hereby expressly waives all rights, if any, to require a marshaling of assets by Lender or to require that Lender first resort to some portion(s) of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

11.3          Lender's Non-Liability for Inventory or Equipment or for Protection of Rights. So long as Lender complies with its obligations, if any, under Section 9-207 of the Code, Lender shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Inventory or Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of the Inventory or Equipment shall be borne by Loan Parties. Lender shall have no obligation to protect any rights of any Borrower against any person obligated on any Collateral.

11.4          Limitation of Damages. In any action or other proceeding against Lender under this Agreement or relating to the transactions between Lender and any Loan Party, each Loan Party waives the right to seek any consequential or punitive damages.

12.          NOTICES. Unless otherwise provided herein, all consents, waivers, notices or demands by any party relating to the Loan Documents shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be telecopied/sent by facsimile transmission or other electronic transmission .pdf (followed up by a mailing or overnight delivery), personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by receipted overnight delivery service to Borrowers or to Lender, as the case may be, at their addresses set forth below

If to Borrowers or Loan Parties:	SPAR Marketing Force, Inc. ~~333 Westchester Avenue South Building, Suite 204 White Plains, New York 10604 Attn: Chief Financial Officer~~

~~Fax #:~~

SPAR Canada Company

~~333 Westchester Avenue~~

~~South Building~~110 East Blvd, Suite ~~204~~1600

~~White Plains, New York 10604~~

Charlotte, North Carolina 28203

Attn:    Chief Financial Officer

Email:  acalistopato@sparinc.com

~~Fax #:~~
with a copy to:	SPAR Group, Inc. 110 East Blvd, Suite 1600 Charlotte, North Carolina 28203 ~~1910 Opdyke Court Auburn Hills, Michigan 48326~~ Attn: Chief Operating Officer Email: acalistopato@sparinc.com

~~Fax #:~~
If to Lender:	North Mill Capital LLC 821 Alexander Road, Suite 130 Princeton, New Jersey 08540 Attn: ~~Karen Marino~~Beatriz Hernandez ~~Fax # (609) 919-0677~~Email: bhernandez@slrbusinesscredit.com

Any party may change the address at which it is to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12 shall be deemed received on the earlier of the date of actual receipt or five (5) calendar days after the deposit thereof in the mail or on the date telecommunicated if telecopied.

13.          DESTRUCTION OF LOAN PARTY'S DOCUMENTS. All documents, schedules, invoices, agings or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender four (4) months after they are delivered to or received by Lender, unless a Loan Party requests in writing the return of the said documents, schedules, invoices or other papers and makes arrangements, at such Loan Party's expense, for their return.

14.	GENERAL PROVISIONS

14.1          Effectiveness. This Agreement shall be binding and deemed effective when executed by Lender and each Loan Party.

14.2          Successors and Assigns; Assignments and Participations; Third Party Beneficiaries. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, no Loan Party may assign this Agreement or any rights hereunder, and any such prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release any Loan Party from its obligations (including the Obligations) under the Loan Documents. Without notice to or the consent of any Loan Party, Lender may assign this Agreement and its rights and duties hereunder, and Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to any Loan Party or such Loan Party's business. Loan Parties and Lender do not intend any of the benefits of the Loan Documents to inure to any third party, and no third party shall be a third party beneficiary hereof or thereof.

14.3          Section Headings. Article, Section and Exhibit headings and numbers thereof have been set forth herein for convenience only.

14.4          Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or any Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

14.5          Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of such provision.

14.6          Amendments in Writing. This Agreement cannot be changed or terminated orally. This Agreement supersedes all prior agreements, understandings and negotiations, if any, all of which are merged into this Agreement. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

14.7          Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same Agreement. Any signature to a Loan Document delivered by a party via telecopy/facsimile transmission or other electronic means shall be deemed to be an original signature.

14.8          Indemnification. Each Loan Party hereby indemnifies, protects, defends and saves harmless Lender and any member, officer, director, investor, bank group member, official, agent, employee and attorney of Lender, and their respective heirs, successors and assigns (collectively, the Indemnified Parties), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents and the transactions contemplated therein or the Collateral (unless caused by the gross negligence or willful misconduct of any of the Indemnified Parties) including, without limitation: (a) losses, damages, expenses or liabilities sustained by Lender in connection with any environmental cleanup or other remedy required or mandated by any Environmental Law; (b) any untrue statement of a material fact contained in information submitted to Lender by any Borrower or any Guarantor or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (c) the failure of any Borrower or any Guarantor to perform any obligations required to be performed by any Borrower or any Guarantor under the Loan Documents; and (d) the ownership, construction, occupancy, operations, use and maintenance of any of any Borrower's or any Guarantor's assets. The provisions of this Section 14.8 shall survive termination of this Agreement and the other Loan Documents.

14.9          Joint and Several Obligations; Dealings with Multiple Borrowers. If more than one person or entity is named as a Borrower hereunder, all Obligations, representations, warranties, covenants and indemnities set forth in the Loan Documents to which such person or entity is a party shall be joint and several. Lender shall have the right to deal with any Authorized Officer of any Borrower with regard to all matters concerning the rights and obligations of Lender and Borrowers hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, managers, members and/or agents of any Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers hereunder. Each Borrower hereby appoints each other Borrower as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The foregoing is a material inducement to the agreement of Lender to enter into this Agreement and to consummate the transactions contemplated hereby. Each Borrower represents that it and each other Borrower, together, are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with each of their respective business activities and financial resources. Each Borrower will receive a direct economic and financial benefit from the Obligations incurred under this Agreement and the incurrence of such Obligations is in the best interests of each Borrower.

14.10          ~~.~~ Setoff. Each Loan Party hereby grants to Lender a lien, security interest and right of setoff as security for all Obligations to Lender upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender, or any entity under the control of Lender, or its parent entity(ies), or in transit to any of them. At any time during the existence of an Event of Default, without demand or notice, Lender may set off the same or any part thereof and apply the same to the Obligations of Borrowers, even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHTS OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

15.    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. THE VALIDITY OF THE LOAN DOCUMENTS, THEIR CONSTRUCTION, INTERPRETATION AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THE LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF MERCER, STATE OF NEW JERSEY, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE STATE OF NEW JERSEY OR AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH LOAN PARTY AND LENDER EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING UNDER THE LOAN DOCUMENTS OR RELATING TO THE DEALINGS OF LOAN PARTIES AND LENDER AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 15.

16.          Judgment Currency. If, for the purposes of obtaining or enforcing judgment in any court in any jurisdiction with respect to this Agreement or any Loan Document, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any Loan Document in any currency other than the Judgment Currency (the “Currency Due”) (or for the purposes of Section 2.13), then, to the extent permitted by law, conversion shall be made at the exchange rate reasonably selected by Lender on the Business Day before the day on which judgment is given (or for the purposes of Section 2.13, on the Business Day on which the payment was received by the Lender). In the event that there is a change in such exchange rate between the Business Day before the day on which the judgment is given and the date of receipt by the Lender of the amount due, each Loan Party shall to the extent permitted by law, on the date of receipt by Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any as may be necessary to ensure that the amount received by Lender on such date is the amount in the Judgment Currency which (when converted at such exchange rate on the date of receipt by Lender) is the amount then due under this Agreement or such Loan Document in the Currency Due. If the amount of the Currency Due (including any Currency Due for purposes of Section 2.13) which the Lender is so able to purchase is less than the amount of the Currency Due (including any Currency Due for purposes of Section 2.13) originally due to it, each Loan Party shall to the extent permitted by law jointly and severally indemnify and save Lender harmless from and against loss or damage arising as a result of such deficiency.

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